UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

POTLATCHDELTIC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

POTLATCHDELTIC CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

MAY 2, 2022

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

March 29, 2022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of PotlatchDeltic Corporation will be held online in a virtual-only meeting format on Monday, May 2, 2022, at 9:00 a.m. Pacific Daylight Time. Due to the continued public health impact of the COVID-19 pandemic and to support the health and well-being of our employees and stockholders, we are providing our stockholders with the opportunity to participate in the Annual Meeting online. Stockholders will be able to listen, vote and submit questions from their home or from any remote location that has Internet connectivity. Stockholders may participate online by logging in at www.virtualshareholdermeeting.com/PCH2022. Stockholders will not be able to attend the meeting in person.

We are holding this meeting to:

•	elect the three director nominees named in the proxy statement to PotlatchDeltic Corporation’s Board of Directors;
•	ratify the appointment of KPMG LLP as our independent auditors for 2022;
•	approve, by an advisory vote, named executive officer compensation;
•	approve the PotlatchDeltic Corporation Amended and Restated 2019 Long-Term Incentive Plan to increase the number of shares available for issuance by 1.4 million shares; and
•	transact any other business that properly comes before the meeting.

Your Board of Directors has selected March 11, 2022 as the record date for determining stockholders entitled to notice of the meeting and to vote at the meeting and at any adjournment or postponement.

Your vote is important, so please vote your shares promptly. To vote your shares, please refer to the instructions on the enclosed proxy card or voting instruction form, or review the sections titled “Annual Meeting Information - Voting” and “Instructions for the Virtual Annual Meeting” of the accompanying proxy statement.

By Order of the Board of Directors,

Michele L. Tyler

Vice President, General Counsel & Corporate

Secretary

PotlatchDeltic Corporation
601 West First Avenue, Suite 1600
Spokane, WA 99201-0603	WWW.POTLATCHDELTIC.COM

Important Notice Regarding the Availability of Proxy Materials for
the Company’s Annual Meeting of Stockholders on May 2, 2022

The Annual Meeting on May 2, 2022 at 9:00 a.m. Pacific Daylight Time is available at www.virtualshareholdermeeting.com/PCH2022.

The PotlatchDeltic Corporation Proxy Statement and 2021 Annual Report to Stockholders
are available online at www.proxyvote.com and www.potlatchdeltic.com

TABLE OF CONTENTS

Page
ANNUAL MEETING INFORMATION	1
PROPOSAL 1 - ELECTION OF DIRECTORS	5
BOARD OF DIRECTORS	6
CORPORATE GOVERNANCE	10
COMPENSATION OF DIRECTORS	20
SECURITY OWNERSHIP	23
AUDIT COMMITTEE REPORT	26
PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR 2022	28
COMPENSATION DISCUSSION AND ANALYSIS	29
REPORT OF THE EXECUTIVE COMPENSATION AND PERSONNEL POLICIES COMMITTEE	42
EXECUTIVE COMPENSATION TABLES	43
PROPOSAL 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	56
CEO PAY RATIO	57
PROPOSAL 4 - APPROVAL OF POTLATCHDELTIC CORPORATION AMENDED AND RESTATED 2019 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY 1.4 MILLION SHARES	58
GENERAL INFORMATION	64
INSTRUCTIONS FOR THE VIRTUAL ANNUAL MEETING	65
APPENDIX A	67

ANNUAL MEETING INFORMATION

This proxy statement and the enclosed proxy card are being furnished to stockholders of PotlatchDeltic Corporation in connection with the solicitation of proxies by our Board of Directors for use at the 2022 Annual Meeting of Stockholders, which is described below. We expect to mail this proxy statement, the Notice of Meeting, and the form of proxy enclosed, on or about March 29, 2022.

Date, time and place of the meeting

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) will be held online in a virtual-only meeting format on Monday, May 2, 2022, at 9:00 a.m. Pacific Daylight Time. There will be no physical meeting location.

If you plan to participate in the virtual Annual Meeting, please see the section entitled “Instructions for the Virtual Annual Meeting.” We have worked to offer the same participation opportunities as would be provided at an in-person meeting. Stockholders will be able to listen, vote and submit questions from their home or from any remote location that has Internet connectivity. Stockholders may participate online by logging in at www.virtualshareholdermeeting.com/PCH2022. A replay of the webcast will be available on the Investor Relations page of our website at www.potlatchdeltic.com until May 2, 2023.

A list of the names of stockholders of record entitled to vote at the Annual Meeting will be available for ten days prior to the Annual Meeting at PotlatchDeltic Corporation, Office of the Corporate Secretary, 601 West First Avenue, Suite 1600, Spokane, WA  99201-0603. In addition, the list will be available during the entire time of the Annual Meeting on the virtual annual meeting website at www.virtualshareholdermeeting.com/PCH2022. As always, we encourage you to vote your shares prior to the Annual Meeting.

The purpose of the meeting is to vote upon four proposals. These proposals and the vote required for approval of each proposal are as follows:

Election of Directors. The first proposal requests the election of the three director nominees named in this proxy statement to our Board. Because this is an uncontested election, the affirmative vote of a majority of the common stock present virtually or by proxy at the Annual Meeting and entitled to vote is required to elect each of the nominees for director.

Independent Auditor. The second proposal requests the ratification of the appointment of KPMG LLP as our independent auditors for 2022. The affirmative vote of a majority of the common stock present virtually or by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of our independent auditors.

Executive Compensation. The third proposal requests a non-binding, advisory vote to approve named executive officer compensation. The affirmative vote of a majority of the common stock present virtually or by proxy at the Annual Meeting and entitled to vote is required to approve, by an advisory vote, named executive officer compensation.

Amended and Restated 2019 Long-Term Incentive Plan.  The fourth proposal requests approval of the PotlatchDeltic Corporation Amended and Restated 2019 Long-Term Incentive Plan to increase the number of shares available for issuance by 1.4 million shares. The affirmative vote of a majority of the common stock present virtually or by proxy at the Annual Meeting and entitled to vote is required to approve the amended and restated plan.

The inspector of election will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will have the same effect as negative votes. Broker non-votes (described below under the heading Shares held in “street” or “nominee” name) will not be counted in determining the number of votes necessary for approval.

Recommendation of the Board of Directors

Our Board unanimously recommends that you vote

FOR each director nominee

FOR the ratification of the appointment of KPMG LLP as our independent auditors for 2022

FOR advisory approval of our named executive officer compensation

FOR the approval of the PotlatchDeltic Corporation Amended and Restated 2019 Long-Term Incentive Plan to increase the number of shares available for issuance by 1.4 million shares.

Who may vote

Stockholders who owned common stock at the close of business on March 11, 2022, the record date for the Annual Meeting, may vote at the meeting. For each share of common stock held, stockholders are entitled to one vote for as many separate nominees as there are directors to be elected and one vote on any other matter presented.

Quorum

On March 11, 2022, the record date, we had 69,371,755 shares of common stock outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the total number of shares outstanding on the record date are present either virtually or by proxy. Abstentions and broker non-votes will both be treated as present for purposes of determining the existence of a quorum.

Proxy solicitation

Certain of our directors, officers and employees and our proxy solicitor, Broadridge Financial Solutions, Inc. (Broadridge), also may solicit proxies on our behalf by mail, phone, fax, email or in person. We will bear the cost of the solicitation of proxies, including Broadridge’s fee of $59,000 plus out-of-pocket expenses, and we will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of PotlatchDeltic stock. No additional compensation will be paid to our directors, officers or employees who may be involved in the solicitation of proxies.

Tabulation of votes—Inspector of Election

We will act as the inspector of election at the Annual Meeting.

Voting

You may vote your shares in one of several ways, depending upon how you own your shares.

Shares registered directly with PotlatchDeltic (in your name):

•

Via Internet. Go to www.proxyvote.com and follow the instructions for voting before the Annual Meeting date. You may also vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/PCH2022 and following the instructions. (See the section titled “Instructions for the Virtual Annual Meeting” in this proxy statement.) You will need to enter your Control Number by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

•

By Telephone. Call toll-free 1-800-690-6903 and follow the instructions. You will need to enter your Control Number by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

•

In Writing. If you received printed proxy materials in the mail and wish to vote by mail, complete, sign and date your proxy card, and return it in the postage paid envelope that was provided to you to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717.

Shares held in a PotlatchDeltic 401(k) Savings Plan (through Empower):

•

Via Internet. If you own shares of PotlatchDeltic Corporation as a participant in the PotlatchDeltic Hourly 401(k) Plan or the PotlatchDeltic Salaried 401(k) Plan, go to www.proxyvote.com and follow the instructions. You will need to enter your Control Number printed on the voting instruction form you received.

•	By Telephone. Call toll free 1-800-690-6903 and follow the instructions. You will need to enter your Control Number printed on the voting instruction form you received.
•

In Writing. Complete, sign, and date the proxy card that was mailed to you, and return it in the envelope that was provided to you to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717.

IMPORTANT NOTE TO 401(k) SAVINGS PLANS PARTICIPANTS: Broadridge, our proxy agent, must receive your voting instructions by 11:59 p.m., Eastern Daylight Time, on April 27, 2022 in order to tabulate the voting instructions of 401(k) Savings Plans participants who have voted and communicate those instructions to the 401(k) Savings Plans trustee, who will ultimately vote your shares. If you do not provide voting instructions, the trustee will vote your 401(k) Plan shares in the same proportion as the 401(k) Plan shares of other participants for which the trustee has received proper voting instructions.

Shares held in “street” or “nominee” name (through a bank, broker or other nominee):

•

You may receive a separate voting instruction form with this proxy statement from your bank, broker or nominee, or you may need to contact your bank, broker or nominee to determine whether you will be able to vote electronically using the Internet or telephone. To vote online during the Annual Meeting, go to www.virtualshareholdermeeting.com/PCH2022 and follow the instructions. See “Instructions for the Virtual Annual Meeting” in this proxy statement. You will need to enter your Control Number. If you do not have a Control Number, please contact your bank, broker or nominee. If you are the beneficial owner of shares held in “street name” by a broker, then the broker must vote those shares in accordance with your instructions. If you do not give specific voting instructions to the broker, under Nasdaq rules your broker cannot vote your shares on “non-discretionary” items. On “non-discretionary” items for which you do not give voting instructions, the votes will be considered “broker non-votes.”

•

The election of directors is a “non-discretionary” item. This means that the election of directors may not be voted upon by your broker if you do not give voting instructions for the shares held on your behalf.

•

The advisory vote to approve executive compensation and the vote to approve the PotlatchDeltic Corporation Amended and Restated 2019 Long-Term Incentive Plan are also “non-discretionary” items and may not be voted upon by your broker if you do not give voting instructions for the shares held on your behalf.

•

The ratification of the appointment of KPMG LLP as our independent auditors for 2022 is a “discretionary” item. This means that this proposal may be voted upon by your broker if you do not give voting instructions for the shares held on your behalf.

If you return your proxy card by mail or vote via the Internet or by telephone but do not select a voting preference, the individuals named as proxies on the enclosed proxy card or voting instruction form will vote your shares FOR the election of the three nominees for director named in this proxy statement, FOR the ratification of the appointment of KPMG LLP as our independent auditors for 2022, FOR advisory approval of our executive compensation and FOR the approval of the PotlatchDeltic Corporation Amended and Restated 2019 Long-Term Incentive Plan. If you have any questions or need assistance in voting your shares, please contact Broadridge toll-free at 1-800-690-6903.

Revoking your proxy

If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by giving our Corporate Secretary written notice of your revocation or by submitting a later-dated proxy, and you may revoke your proxy by voting online during the Annual Meeting. Online attendance at the meeting, by itself, will not revoke a proxy. If shares are registered in your name, you may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the Internet by going to www.proxyvote.com and following the instructions.

If your shares are held in a PotlatchDeltic 401(k) Savings Plan (through Empower), you may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the Internet by going to www.proxyvote.com and following the instructions.

If you are a stockholder whose shares are held in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker or other nominee in accordance with that entity’s procedures for revoking your voting instructions.

Annual Meeting attendance

We cordially invite and encourage all of our stockholders to attend the Annual Meeting online. (See “Instructions for the Virtual Annual Meeting” in this proxy statement.) Persons without a Control Number and persons who are not stockholders may attend the Annual Meeting as guests, but they will not have the option to vote shares, ask questions or examine our list of stockholders of record.

Other matters presented at the Annual Meeting

We do not expect any matters, other than those included in this proxy statement, to be presented at the Annual Meeting. If other matters are presented, the individuals named as proxies on the enclosed proxy card will have discretionary authority to vote your shares on such matters.

PROPOSAL 1 – ELECTION OF DIRECTORS

We recommend a vote FOR each nominee.

Our Board of Directors is divided into three classes serving staggered three-year terms. Each of the nominees listed below has been nominated unanimously by our Board of Directors at the recommendation of our Nominating and Corporate Governance Committee in accordance with the Committee’s Director Nomination Policy and our Corporate Governance Guidelines.

The individuals named as proxies on the enclosed proxy card will vote FOR the election of all nominees unless you direct them to vote against any nominee or abstain from voting for any nominee. Messrs. Covey and Pierson and Ms. Alonzo are now members of the Board. If any nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute nominee proposed by the Board or we may reduce the number of members of the Board. We recommend a vote FOR each nominee listed below.

Nominees for Election at the Annual Meeting for a Term Expiring in 2025:

Anne L. Alonzo

Age 63, a director since December 2021

Michael J. Covey

Age 64, a director since February 2006

R. Hunter Pierson, Jr.

Age 70, a director since February 2018

The affirmative vote of a majority of the shares of common stock present virtually or represented by proxy and entitled to vote at the Annual Meeting is required to elect each of the nominees for director listed in Proposal 1.

BOARD OF DIRECTORS

Our Board of Directors is divided into three classes serving staggered three-year terms. The Board of Directors is authorized to fix the number of directors within the range of 7 to 15 members, and has fixed the number at 9. At the Annual Meeting, you and the other stockholders will elect three individuals to serve as directors until the 2025 Annual Meeting. See “Proposal 1 - Election of Directors.” Our Bylaws require our directors to be elected by a majority vote of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

Below are the names and ages of our directors who will be continuing directors as of the date of this proxy statement, the year each of them became a director, their principal occupation or employment for at least the past five years, and certain of their other directorships. In addition, set forth below for each director is a description of the particular experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a director for the company. If you do not select a voting preference, the persons named as proxies in the accompanying proxy will vote for the election of the nominees listed below. We have no reason to believe that any of these nominees will be unable to serve as a director.

As shown below in our Board Diversity Matrix, three of our nine directors (33%) are females, and one of our nine directors (11%) identified ethnic diversity.

Board Diversity Matrix (As of March 1, 2022)
Total Number of Directors	9
	Female	Male
Part I: Gender Identity
Directors	3	6
Part II: Demographic Background
Hispanic or Latinx	1	0
White	2	6

Directors Who are Military Veterans: 1

Charles P. Grenier retired from the Board effective December 31, 2021. The company and the Board express their deepest gratitude to Mr. Grenier for his more than eight years of dedicated service on the Board and two years as Lead Director.

Nominees for Election at this Meeting for a Term Expiring in 2025 (Class II)

Anne L. Alonzo (age 63) has been a director since December 3, 2021. Ms. Alonzo was Senior Vice President, External Affairs and Chief Sustainability Officer of Corteva AgriScience, a publicly traded agricultural chemical and seed company, from April 2020 until August 2021. From January 2016 until April 2020, she was President and Chief Executive Officer and a member of the Board Executive Committee of the American Egg Board. Previously, Ms. Alonzo served in various leadership positions at the U.S. Department of Agriculture, Agricultural Marketing Service and Kraft Foods, Inc. (now Mondelez International, Inc.).

Ms. Alonzo’s significant experience in ESG and sustainability matters, diversity, equity and inclusion, strategy, governance, regulatory matters, risk and crisis mitigation, and supply chain, as well as her public company experience, provides valuable insight to the Board in its oversight of the company.

Michael J. Covey (age 64) has been a director since February 2006. Mr. Covey also served as our Chief Executive Officer from February 2006 through December 2020 and as President and Chief Executive Officer from February 2006 to March 2013. Mr. Covey has also been Chairperson of the Board since January 2007, and continued as Executive Chairperson of the Board since January 2021. Prior to joining PotlatchDeltic in 2006, he was employed for 23 years by Plum Creek Timber Company, Inc., a REIT formerly traded on NYSE until it was acquired by Weyerhaeuser Company in 2016, where he served as Executive Vice President from 2001 until shortly before joining PotlatchDeltic in 2006. Mr. Covey served as a director of Esterline Corporation, a publicly traded aerospace manufacturing company from May 2017 until March 2019, when it was acquired by TransDigm Group, Inc.

As our former Chief Executive Officer, Mr. Covey has a deep understanding of all aspects of our business and operations. Mr. Covey has a strong background in timberlands, real estate and forest products, with extensive executive-level experience in financial and operational management of timberlands and wood products and other manufacturing facilities. In addition, Mr. Covey has experience managing a REIT, with an operational understanding of the requirements associated with maintaining REIT status. We believe Mr. Covey’s deep knowledge of our industry, his deep understanding of our business and operations and his experience serving on another public company’s board enable him to facilitate the Board’s oversight role.

R. Hunter Pierson, Jr. (age 70) has been a director since February 20, 2018, the date of the merger of Deltic Timber Corporation (“Deltic”) with our wholly owned subsidiary (“Deltic Merger”). Mr. Pierson had been a member of the Deltic board of directors since December 1999 and, as a result, is intimately familiar with Deltic’s history and operations since its spin-off from Murphy Oil Corporation. Following ten years as a commercial lending officer serving large private and public companies at First National Bank of Commerce, which is now JPMorgan Chase, Mr. Pierson has been engaged since 1981 in private investments, including timberlands, commercial real estate development, and securities. Mr. Pierson has served on the Board of Tulane University since September 2009.

Mr. Pierson’s career in banking, which included analyzing financial statements and analyzing credit risks, as well as his investment experience in timberlands and commercial real estate development, provide a broad base of relevant financial and operations experience to our Board. Mr. Pierson’s knowledge of Deltic, acquired through years of service to the company, provides invaluable insight to the Board in its oversight of the company’s assets and operations.

Directors Continuing in Office until 2024 (Class I)

William L. Driscoll (age 59) has been a director since January 2004. He is currently a partner with Lincoln Park Partners, a private commercial real estate and management company and serves as President of the Tacoma Venture Fund, LLC, a seed stage venture fund focused on the Pacific Northwest. Mr. Driscoll was a partner with Pointe Group Management Company, a private commercial real estate and management company from 2007 until it was sold to Colliers International in 2015. Mr. Driscoll has served as Chairman of Clearwater Management Company, a registered investment adviser, since June 2016.

Mr. Driscoll has extensive experience with evaluating, establishing and managing major commercial relationships such as joint ventures, with particular skills in real estate and commercial property management. In addition, Mr. Driscoll has strong strategic planning and financial analysis skills, including global purchase and supply chain management skills. He also has experience operating in the domestic and international forest and wood products industries and serving on the board of a data security company.

D. Mark Leland (age 60) has been a director since February 20, 2018, the date of the Deltic Merger. Mr. Leland had been a director of Deltic since June 2016 and served as Deltic’s Interim President and Chief Executive Officer from October 10, 2016 through March 8, 2017. Mr. Leland has served on the board of directors of Equitrans Midstream Corporation, a natural gas company since January 2020. Mr. Leland served on the board of directors of the general partner of Rice Midstream Partners, a publicly traded energy company from December 2014 until it was acquired by EQM Midstream Partners in July 2018. Mr. Leland served on the board of directors of Kayne Anderson Acquisition Corp., a publicly traded blank check company from March 2017 until it was merged into Altus Midstream Company, a publicly traded Permian-to-Gulf Coast midstream company in November 2018. Mr. Leland then served on the Board of Altus Midstream until February 2022 when it merged with BCP Raptor Holdco LP to create Kinetik Holdings Inc, a publicly traded midstream company. Mr. Leland has served on the Board of Kinetik Holdings since the February 2022 merger. Mr. Leland served on the board of directors of the general partner of Oiltanking Partners, L.P. a publicly traded tank storage company from June 2012 until its merger with Enterprise Products in February 2015 and on the board of directors of KiOR, Inc., a publicly traded renewable fuels company from 2013 to 2015. Mr. Leland served as Executive Vice President and Chief Financial Officer of El Paso Corporation, a natural gas and energy company formerly traded on NYSE from 2005 to 2009, as President of El Paso’s midstream business unit from 2009 to 2012, and as Director of El Paso Pipeline Partners, L.P. from its formation in 2007 to 2012. Mr. Leland also previously served as Executive Vice President and Chief Financial Officer of El Paso Corporation from 2005 to 2009.  He served as Executive Vice President and Chief Financial Officer of El Paso Exploration & Production Company from 2004 to 2005. Mr. Leland served as Senior Vice President and Chief Operating Officer of the general partner of GulfTerra Energy Partners, L.P. for 2003, and as Senior Vice President and Controller from 2000 to 2003.

Mr. Leland’s extensive executive, operational, and financial experience including his certifications as an Internal Auditor and Management Accountant, as well as his prior service as Deltic’s Interim President and CEO and his experience on the boards of directors of several publicly traded companies, provides invaluable insight to the Board in its oversight of the company’s assets and operations.

Lenore M. Sullivan (age 64) has been a director since February 20, 2018, the date of the Deltic Merger. Ms. Sullivan had been a director of Deltic since June 2015. Ms. Sullivan is a retired partner from Perella Weinberg Partners where she served as portfolio manager for the firm’s Agility Real Return Asset Fund from 2007 to 2009. She served on the Investment Advisory Committee of the Employee Retirement System of Texas from 2010 to 2019 and previously served as the Associate Director for the Real Estate and Finance and Investment Center at the University of Texas at Austin from 2002 to 2007. From 2000 to 2002, she was Vice President of Hunt Private Equity Group, Inc. and from 1992 to 2000 she was President and co-owner of Stonegate Advisors, a private equity firm. From 1995 to 1996, Ms. Sullivan was Chief Financial Officer of Canizaro Interests and from 1990 to 1992 she was Vice President, Treasurer and acting Chief Financial Officer of Wyndham Hotel Group. Ms. Sullivan holds a Master of Business Administration from Harvard University. Ms. Sullivan served on the board of HFF, Inc., a publicly traded real estate financial services company from 2007 until it was acquired by Jones Lang LaSalle Incorporated in June 2019.  She has served on the boards of RREEF America II REIT, a privately held REIT since 2015 and RREEF’s Core Plus Industrial Fund since 2017. Ms. Sullivan served on the board of Parkway Properties, Inc., a formerly publicly traded REIT from 2003 until 2011.

Ms. Sullivan’s extensive knowledge of real estate, financing and related capital markets as well as her corporate financial experience in analyzing and evaluating financial statements and her executive experience supplements the Board’s extensive collective expertise in these areas. Ms. Sullivan’s service on the board of other publicly traded companies has provided her with additional corporate governance and oversight experience.

Directors Continuing in Office until 2023 (Class III)

Linda M. Breard (age 52) has been a director since October 2015. Ms. Breard had been a consultant with Impinj, a publicly traded technology company, from March 2018 through December 2020. She served as CFO Consultant/Interim CFO of Impinj until a new CFO was hired, effective February 17, 2020, after which she transitioned to a new role as Strategic Consultant to the CEO, where she had continued responsibility for human resources, IT and facilities and worldwide operations through the end of 2020. From February to July 2017, Ms. Breard served as Executive Vice President and Chief Financial Officer of Kaiser Permanente Washington, which provides health insurance and medical care. Previously, Ms. Breard served as Executive Vice President and Chief Financial Officer of Group Health Cooperative, a health maintenance organization, from February 2016 until it was acquired by Kaiser Permanente in February 2017. Prior to that, Ms. Breard, a certified public accountant, served as Chief Financial Officer of Quantum Corporation, a publicly traded data storage company, from 2011 to 2016. Ms. Breard joined Quantum in 2006 when Quantum acquired Advanced Digital Information Corporation, a publicly traded data storage company, where she held a Vice President role. Ms. Breard also served as Senior Vice President of Finance, IT and Facilities at Quantum from 2009 to 2016, and as Senior Vice President of Human Resources and Corporate Communications from 2012 to 2016. Ms. Breard has served as a director of Insight Enterprises, Inc., a publicly traded Fortune 500 global technology company since February 2018, where she serves on the audit and compensation committees.

Through her service as Chief Financial Officer of various publicly traded companies and major health care organizations over the past decade, Ms. Breard has substantial capital markets and financial reporting expertise as well as an understanding of internal controls. She also has significant oversight and executive-level management experience having been responsible for IT, facilities, human resources, corporate communications, operations and supply chain management in addition to her Chief Financial Officer responsibilities.

Eric J. Cremers (age 58) has been a director since March 2013 and our President and Chief Executive Officer since January 2021. Mr. Cremers also served as President and Chief Operating Officer from March 2013 through December 2020, Chief Financial Officer from March 2013 through August 2013, and Executive Vice President and Chief Financial Officer from February 2012 to March 2013. Mr. Cremers joined the company in 2007 as Vice President and Chief Financial Officer.

Mr. Cremers has strong strategic planning and financial analysis skills, including evaluating investment opportunities and mergers and acquisitions. He also has experience operating in the domestic forest and wood products industries. As our President and Chief Executive Officer, former President and Chief Operating Officer, and former Chief Financial Officer, Mr. Cremers has a deep understanding of all aspects of our business and operations. In addition, Mr. Cremers has experience managing a REIT, with an operational understanding of the requirements associated with maintaining REIT status.

Lawrence S. Peiros (age 66) has been a director since February 2003. From 1981 until 2013, Mr. Peiros was employed by The Clorox Company, a publicly traded global consumer packaged goods company. He served as Executive Vice President and Chief Operating Officer of Clorox from 2007 until his retirement in 2013. Previously, he served as Group Vice President of Clorox, a position he held from 1999 to 2007. Mr. Peiros served as a director of Annie’s, Inc., a publicly traded natural food company from 2013 until it was acquired by General Mills in 2014.  He also served as a director of Ross Stores, Inc., a publicly traded clothing retailer, from 2013 to 2019. In 2018, he was appointed as a director of Once Upon A Farm, an organic, fresh food start-up.

Mr. Peiros is a seasoned business leader with significant experience in global business operations, marketing, sales, product supply, and research and development.  As a senior executive at a major consumer products company, Mr. Peiros regularly interacted with the investment community and held leadership roles in industry associations. Mr. Peiros’ service on the boards of two other public companies has provided him with additional corporate governance, leadership and oversight experience.

CORPORATE GOVERNANCE

PotlatchDeltic Corporation is committed to sound principles of corporate governance and high ethical standards. Our Board reevaluates our policies on an ongoing basis to ensure they address our company’s needs. Information is provided below regarding certain key corporate governance and ethics policies and practices which we believe enable us to manage our business in accordance with sound principles of corporate governance and high ethical standards and in the best interests of our stockholders. Our corporate governance documents and policies may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance,” and then selecting the appropriate link. You may also obtain a printed copy of any of the materials referred to below by contacting us at the following address:

PotlatchDeltic Corporation

Attention: Corporate Secretary

601 West First Ave., Suite 1600

Spokane, Washington 99201

Telephone: (509) 835-1500

Corporate Governance Guidelines; Corporate Conduct and Ethics Code

Our Board of Directors and management operate within our comprehensive plan of corporate governance that defines our Board’s and executives’ responsibilities, sets high standards for their professional and personal conduct and provides for monitoring of their compliance with those responsibilities and other legal standards. Our Board has adopted Corporate Governance Guidelines, or Governance Guidelines, which provide standards and practices of corporate governance that we have designed to help contribute to our success and to assure public confidence in our company. In addition, all committees of the Board operate under charters that describe the responsibilities and practices of each committee.

We have adopted a Corporate Conduct and Ethics Code, or Ethics Code, which provides ethical standards and policies that apply to all of our directors, officers and employees. Our Ethics Code requires that our directors, officers and employees avoid conflicts of interest, comply with laws and other legal requirements, conduct business honestly and ethically, provide full and accurate reporting to us and otherwise act with integrity and in our best interests. We have also established procedures so that complaints regarding our accounting and auditing matters, conflicts of interests, securities law compliance and other matters can be submitted confidentially and anonymously. See “Communications with Directors” below.

The Ethics Code and the Governance Guidelines may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance,” and then selecting the appropriate link.

Majority Voting in Director Elections

We have adopted majority voting procedures for the election of directors in uncontested elections. In an uncontested election, each nominee is elected by the vote of a majority of the voting power of the capital stock issued and outstanding, present virtually or by proxy and entitled to vote for the election of directors. As provided in our Bylaws, an “uncontested election” is one in which the number of nominees equals the number of directors to be elected in such election. The Board may nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the Board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the Board of such resignation. If an incumbent director fails to receive the required vote for re-election in an uncontested election, the Nominating and Corporate Governance Committee determines whether such director’s resignation should be accepted and makes a recommendation to the Board, which makes the final determination whether to accept the resignation. The Board must publicly disclose its decision within 90 days from the date of certification of the election results. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or may decrease the size of the Board.

Nominees for Director

Our Nominating and Corporate Governance Committee, or Nominating Committee, is responsible for identifying, evaluating, recruiting and recommending qualified candidates to our Board for nomination or election. The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies if they occur. Our Governance Guidelines contain membership criteria that call for candidates to be selected for their ability to act on behalf of all stockholders and their character, judgment, diversity of experience and business acumen. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our Nominating Committee also seeks to ensure that a majority of our Board members are independent under Nasdaq rules, as required by our Governance Guidelines, and that at least one Board member meets the criteria for an “audit committee financial expert” under Securities and Exchange Commission, or SEC, rules.

The Nominating Committee periodically consults with the Board to establish, modify and affirm a specific set of skills, professional or business experience and attributes that should be represented on the Board of Directors and recommends to the Board any changes deemed appropriate by the Committee. Annually, in connection with the Board and committee performance evaluation, and when retirements or other changes are expected to occur, the Nominating Committee reviews a written matrix that illustrates these desired qualities and matches them with individual members of the Board to assess how well these qualities are currently represented on the Board or if there are any gaps. From time to time, when the Nominating Committee concludes that one or more gaps exist, it will seek to find a director candidate who would bring the desired trait to the Board.

Currently, the Committee’s director skill matrix sets forth the following desired backgrounds that should be represented on the Board by at least one director:

•	active or retired publicly traded company chief executive officer or other officer;
•	member of boards of directors of other public companies;
•	forest products industry experience;
•	real estate investment and development experience;
•	management and business strategy expertise;
•	capital markets experience;
•	human resource, compensation and benefits experience; and
•	financial reporting and audit experience.

In addition to seeking highly qualified and dedicated directors, the Board recognizes the value in diversity and endeavors to assemble a Board with diverse backgrounds, skills, professional experience, perspectives, age, race, ethnicity and gender. Accordingly, the Board is committed to actively seeking out diverse candidates, including women and individuals from minority groups, to include in the pool from which new director nominees are selected. This process led to the election of Ms. Alonzo as a director, effective December 3, 2021. The Nominating and Corporate Governance Committee engaged a third-party search firm to identify qualified candidates, including diverse candidates, which included Ms. Alonzo.

Prior to each annual meeting of stockholders, our Nominating Committee identifies director nominees first by evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the Board for any particular talents and experience. If a director no longer wants to continue in service, the Nominating Committee decides not to re-nominate the director, or if a vacancy is created on the Board because of a resignation or an increase in the size of the Board or other event, then the Nominating Committee considers various candidates for Board membership, including those suggested by the Nominating Committee members, by other Board members, by any director search firm engaged by the Nominating Committee and by our stockholders.

The Director Nomination Policy adopted by the Nominating Committee and our Bylaws set forth the process for nomination of directors by stockholders. A stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee should notify our Corporate Secretary in writing at our principal office. Such notice must be delivered to our office by the deadline set forth in our Bylaws. Each notice must include the information about the stockholder and the prospective nominee, which must be updated as necessary, as would be required if the stockholder were nominating a person to the Board under our Bylaws, including the following information:

•	the name and address of the stockholder;
•

the shares of PotlatchDeltic common stock owned by the stockholder or the prospective nominee, and a description of any derivative or short positions or similar hedging transactions with respect to PotlatchDeltic’s common stock held by the stockholder;

•	a description of any arrangements to which the stockholder is a party with respect to the nomination of the prospective nominee;
•	the name, age, business address and residence address of the prospective nominee;
•	the principal occupation of the prospective nominee;
•

a statement whether the prospective nominee, if elected, intends to tender an irrevocable resignation effective upon (i) his or her failure to receive the required vote for re-election and (ii) acceptance of such resignation by the Board;

•	a description of all compensation and other relationships during the past three years between the stockholder and the prospective nominee;
•	any other information relating to the prospective nominee or stockholder required to be disclosed pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended, or Exchange Act; and
•	the prospective nominee’s written consent to serve as a director if elected.

The company may require any prospective nominee recommended by a stockholder to furnish such other information as may reasonably be required by the company to determine the eligibility of such person to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such person.

The foregoing is only a summary of the detailed requirements set forth in our Director Nomination Policy and Bylaws regarding director nominations by stockholders. Copies of our Director Nomination Policy and Bylaws may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” and then “Corporate Governance.”

In addition to satisfying the requirements under our bylaws with respect to advance notice of any nomination, any stockholder that intends to solicit proxies for a director nominee in accordance with SEC Rule 14a-19 under the Exchange Act (the universal proxy rules) must provide notice to the company no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting. Any such notice of intent to solicit proxies must comply with all the requirements of Rule 14a-19.

Director Independence

The role of our Board is to oversee and provide policy guidance on our business and affairs. The Board believes that it will best serve our stockholders if the majority of its members are independent. All but two of our Board members are outside (non-employee) directors. The two employee members are Michael J. Covey, who serves as our Executive Chairperson of the Board, and Eric J. Cremers, who serves as our President and Chief Executive Officer.

With the exception of Mr. Covey and Mr. Cremers, the Board has determined that all of our directors are independent within the meaning of applicable Nasdaq corporate governance listing rules and our Director Independence Policy, which may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” and then “Corporate Governance.” Each of the following committees is composed entirely of independent directors: the Audit Committee, the Nominating and Corporate Governance Committee, and the Executive Compensation and Personnel Policies Committee.

Board Leadership Structure

Mr. Covey serves as Executive Chairperson of our Board and formerly served as our Chief Executive Officer. Lawrence S. Peiros is the Lead Director (also known as the Vice Chair) of our Board and acts as lead director of the independent Board members. Mr. Peiros succeeded Charles P. Grenier as Lead Director following Mr. Grenier’s retirement from the Board on December 31, 2021. The Board has structured the role of our Lead Director to strike an appropriate balance to the Executive Chairperson role and to fulfill the important requirements of independent leadership on the Board. The Lead Director is appointed by the independent directors. The Lead Director’s principal responsibility is to contribute to the independence of the Board in the discharge of its responsibilities including risk oversight. As Lead Director, Mr. Peiros:

•	presides at all meetings of the Board at which the Executive Chairperson is not present;
•	presides at executive sessions of the independent directors;
•	may call special meetings of the Board;

•	consults with the Executive Chairperson in the development of meeting agendas;
•	acts as a facilitator in effectively communicating director concerns, agenda items and issues to management;
•	coordinates communications between the independent directors and stockholders and other interested parties;
•	helps the Executive Chairperson facilitate full and candid board discussions;
•	collaborates with the Nominating and Corporate Governance Committee on matters related to Board effectiveness and independence;
•	works with the Executive Chairperson and the committee Chairs in developing and monitoring the Board’s overall approach to governance issues; and
•	coordinates the annual performance evaluation of the Board.

Our Board has determined that the leadership structure of the Board, in particular having Mr. Covey serve as the Executive Chairperson and Mr. Peiros serve as the Lead Director, is appropriate and in the best interests of the company. This structure allows the Board’s meeting agendas to be established, in consultation with a lead director, by an individual with a deep understanding of our business and operations. Given the size of the Board and the scope of our business, Mr. Covey’s insight into our business relative to his role as Executive Chairperson enables him to facilitate the Board’s oversight role. Mr. Peiros’ participation in the agenda setting process, together with his presiding over executive sessions, contributes to the independence of the Board in the discharge of its responsibilities.

At each of its regular meetings and, as necessary, special meetings, the Board meets in executive session without members of management present. Each committee of the Board also schedules an executive session without members of management present as necessary for regularly scheduled meetings and, when appropriate, for special meetings.

Risk Oversight

Our company has an enterprise risk management program overseen by senior management. The Board oversees the company’s business, the risks associated with its business, and the steps that senior management is taking to evaluate, manage and mitigate those risks. This oversight is supported by the Board’s leadership structure, which provides for oversight and monitoring of strategic and other material risks by the full Board under the leadership of the Executive Chairperson and the lead independent director, and oversight and evaluation of discrete risks in committees.

The Board also oversees environmental, social and governance (“ESG”) matters, including our environmental management, social responsibility, health and safety, corporate governance policies and practices, diversity, equity and inclusion initiatives, organizational culture and climate-related risks and opportunities. See “Our Commitment to ESG” below.

In accordance with Nasdaq requirements and pursuant to its charter, the Board’s Audit Committee, composed entirely of independent directors, provides oversight on matters relating to accounting, financial reporting, internal controls, auditing, and legal and regulatory compliance activities, including monitoring our compliance with tax and other rules pertaining to REITs, and other matters as the Board deems appropriate. Each year, the Audit Committee receives a report on risk management, including management’s assessment of risk exposures (including risks related to liquidity, credit, operations, cybersecurity matters and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The Audit Committee reports periodically to the Board on risk management matters. The Board may also receive updates between meetings from the President and Chief Executive Officer relating to risk oversight matters. In carrying out its responsibilities, the Audit Committee oversees the appointment or replacement and compensation of personnel involved in the internal audit function. The Internal Audit Director reports to the Audit Committee. The Audit Committee reviews with the Internal Audit Director the scope and plan of the work to be done by the internal audit function and the results of such work.

The Audit Committee also:

•	establishes procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters;
•	establishes procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
•

discusses with the company’s General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the company’s financial statements or the company’s business or compliance policies, including material notices to, or inquiries received from, governmental agencies;

•

discusses the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including discussing the guidelines and policies to govern the process by which management assesses and manages the company’s exposure to financial risk; and

•

reviews with the Board any issues that arise with respect to the quality or integrity of the company’s financial statements, the company’s compliance with legal or regulatory requirements, the performance and independence of the company’s independent auditors, or the performance of the internal audit function.

The Audit Committee meets at least quarterly with the Internal Audit Director and other members of management.

The Executive Compensation and Personnel Policies Committee, or Compensation Committee, periodically reviews risks associated with our executive compensation program and the risks related to the company’s succession planning process. See “Compensation Discussion and Analysis – Risk Assessment.” Based upon a comprehensive review of the company’s executive compensation program by the Compensation Committee’s independent compensation consultant, see “Compensation Discussion and Analysis – Compensation Consultants,” and the assessment of the company’s compensation programs for all employees by management, which is shared with the Compensation Committee, management does not believe that the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on our company. In addition, the Compensation Committee assists the Board in its oversight of our policies and strategies relating to human capital management, including diversity and inclusion.

Our Commitment to ESG

The table below shows examples of how we incorporate ESG policies into our business operations.

Category	Practice
ESG Reporting and Governance

•We issued our 2020 ESG Report in May 2021, highlighting our commitment to environmental stewardship, human capital management, supporting our communities, and creating sustainable value. The report was prepared in alignment with the Sustainability Accounting Standards Board (SASB) and Task Force on Climate-Related Financial Disclosures (TCFD) frameworks. In addition, we identified our core UN Sustainable Development Goals and incorporated highlights and initiatives for each core goal into the report.

•We have an established ESG governance system that develops our ESG strategy and goals, with oversight by the Board. An enterprise wide risk management and control framework identifies, assesses and mitigates material risks facing the company, including ESG related risks, such as climate change.

•The Vice President, Public Affairs and Chief ESG Officer provides senior leadership on ESG reporting and reports regularly to the Board on ESG matters and initiatives.

•Our ESG Working Group and ESG Management Committee meet regularly to work on ESG initiatives and analyses.

•We enhanced our disclosures in the 2021 Annual Report on Form 10-K with respect to ESG risks, including (i) risks relating to the continuing COVID-19 pandemic, (ii) physical, transition and regulatory risks and opportunities relating to climate change, and (iii) cybersecurity risks.

•We expanded our reporting through submitting the full CDP Forests Questionnaire.

ESG Goals in Incentives	•Each executive’s individual performance plan contains, among other goals, safety, environmental and/or diversity objectives.
Board Composition

•Our Board is committed to diverse representation in its membership and leadership. Currently the Board has three female directors, one of whom is ethnically diverse and two of whom are committee chairs, and one director who is a military veteran.

▪Three (or 33%) of our 9 directors are women.

▪Three (or 43%) of our 7 independent directors are women.

▪Two (or 67%) of our 3 committee chairs are women.

▪One (11%) of our 9 directors is ethnically diverse.

▪One (11%) of our 9 directors (11%) is a military veteran.

Governance Documents and Policies

•We updated our Corporate Governance Guidelines to enhance our disclosure on our    Board’s oversight of risk and to add a limit on the number of public company boards on which our directors may serve.

•Our Director Nomination Policy and Corporate Governance Guidelines provide that, in connection with the selection of director candidates, the Board is committed to actively seeking out diverse candidates, including women and individuals from minority groups, to include in the pool from which new director nominees are selected.

•Our Executive Compensation and Personnel Policies Committee Charter reflects the Committee’s current practice of assisting the Board in its oversight of our policies and strategies relating to human capital management, including diversity and inclusion.

•We have an Equity, Diversity and Inclusion Policy.

•We have a Human Rights Policy.

•We have a Supplier Code of Conduct.

•We have a Forest Stewardship Policy.

Employee Workforce Diversity and Inclusion

•Diversity and inclusion are a fundamental part of our values and we are proud to be an equal opportunity employer. We strive to employ a workforce that is representative of the communities in which we operate and continue to incorporate diversity initiatives designed to increase the representation of women and underrepresented racial and ethnic groups into our policies and practices including those related to hiring, employee development, and succession planning.

•Our Timberlands and Wood Products operations are located in rural communities where the economy is driven by the timber industry and our workforce reflects the demographics of those localities.

•In 2021, we provided diversity, equity and inclusion training for our employees and asked employees to affirm that they have reviewed our Diversity, Equity, and Inclusion Policy.

•In addition, we believe in the importance of pay equity and we participate in annual wage surveys to gain a better understanding of how the labor market changes over time. The average variance in median pay between men and women by pay grade is less than 1% across the company.

•At December 31, 2021, women represent 33% of our executives, 30% of our salaried workforce, 14% of our hourly workforce and 18% of our total workforce. Overall, 19% of our workforce is comprised of individuals that identify as a member of one or more racial minority groups.

Shareholder Engagement

• We maintain regular engagement with our shareholders. During 2021, members of executive management met with shareholders owning approximately 52 percent of outstanding active institutional ownership. These engagements included video and phone conference calls covering topics such as company strategy, business fundamentals, capital allocation priorities, growth, and ESG. We discuss key themes and feedback with the Board to keep them apprised of shareholder views, insights and trends.

Health and Safety Matters and Response to Pandemic

• Four of our seven facilities have been recognized by state programs in partnership with the Occupational Safety & Health Administration for excellence in occupational health and safety.

• In response to the COVID-19 pandemic, we developed and implemented procedures and protocols to minimize the risk to the health and safety of our employees. Employees who could work from home were strongly encouraged to do so. For onsite employees, we implemented protocols for health screening, contact tracing, more flexible attendance policies, social distancing, sanitation and mask-wearing.

Climate Change and Environmental Matters

•  We reported 2020 Scope 1 and Scope 2 greenhouse gas emissions in 2021 and committed to expanding our reporting to also include 2021 Scope 3 emissions in 2022.

•   Forests can be part of the solution to climate change. In 2021, we reported that our merchantable standing timber inventory sequestered an estimated 5.1 million metric tons of CO2e in 2020.

•  Climate change could create opportunities through direct positive impacts on our timberland productivity or indirectly through the development of climate-related policies and markets. Climate risks include increased susceptibility to wildfire, insects and disease, and changing environmental regulations.

•  We are committed to practicing sustainable forest management of our lands through reforestation and third-party certification. These practices promote the health of forest soil, water and aquatic habitat, and biodiversity.

•  We utilize a comprehensive timberland environmental management system, which focuses on continual improvement in achieving our sustainable forest management objectives, and complying with laws, regulations and standards.

]

For additional information on our human capital resources matters, see Part I, Item 1, Business, Human Capital Resources, in our 2021 Annual Report, which can be found at www.proxyvote.com and www.potlatchdeltic.com. In addition, our ESG Report can be found at www.potlatchdeltic.com.

Transactions with Related Persons

Securities laws require us to disclose certain business transactions that are considered related person transactions. In order to comply with these requirements, our Audit Committee has adopted a Related Person Transactions Policy that applies to any director or executive officer of the company, any nominee for director, any beneficial owner of more than 5% of our voting stock, any immediate family member of any of the foregoing persons, and any entity that employs any of the foregoing persons, or in which any of the foregoing persons is a general partner, principal or 10% or greater beneficial owner. Transactions covered by this policy are those in which (a) we or any of our subsidiaries participate, (b) the amount involved exceeds $120,000, and (c) any related person had, has or will have a direct or indirect material interest, as defined in the policy.

Any proposed related person transaction is reviewed by our Audit Committee at its next regularly scheduled meeting, unless our Corporate Secretary determines that it is not practicable or desirable to wait until the next scheduled meeting for review of a particular transaction, in which case the Chair of the Audit Committee has the authority to review and consider the proposed transaction. Only those transactions determined to be fair and in our best interests are approved, after taking into account all factors deemed relevant by the Audit Committee, or its Chair, as the case may be. If the Chair approves any related person transaction, then that approval is reported to the Audit Committee at its next regularly scheduled meeting. The entire Related Persons Transaction Policy may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance.”

There were no transactions with related persons in 2021 that required disclosure in this proxy statement or that required approval by the Audit Committee pursuant to the policy described above.

Board Meetings

During 2021, our Board met four times. All of our directors attended 100% of all meetings of the Board and committees on which such director served that were held while the director was a member of the Board. The Board does not have a policy requiring director attendance at annual meetings of the stockholders. Four of our directors attended the 2021 Annual Meeting of Stockholders.

Committees of the Board

Our Board currently has three standing committees, as described below.  The current charters of each of these committees may be viewed by going to our website at www.potlatchdeltic.com, selecting “Investors,” and then “Corporate Governance.”

The following table shows the current membership of each Committee:

Name	Audit Committee	Executive Compensation and Personnel Policies Committee	Nominating and Corporate Governance Committee
Anne L. Alonzo	X
Linda M. Breard	X (Chair)	X
William L. Driscoll		X
D. Mark Leland	X	X (Chair)
Lawrence S. Peiros		X	X
R. Hunter Pierson			X
Lenore M. Sullivan	X		X (Chair)

During 2021, Mr. Driscoll served as Chair of the Nominating and Corporate Governance Committee, Charles P. Grenier (who retired from the Board on December 31, 2021) served as a member of the Audit Committee, and Mr. Peiros served as Chair of the Executive Compensation and Personnel Policies Committee.

Audit Committee

Our Audit Committee is responsible for assisting the Board in its oversight of our accounting, financial reporting, internal controls, auditing, legal and regulatory compliance activities, including monitoring our compliance with the tax and other rules pertaining to REITs, and other matters as the Board deems appropriate. In accordance with Nasdaq requirements and pursuant to its charter, the Audit Committee also provides risk oversight as described above under the heading “Risk Oversight.” The Audit Committee has sole authority to retain, compensate and terminate our independent registered public accounting firm and our Internal Audit Director. In addition, the Audit Committee oversees and administers our Related Person Transactions Policy described above under the heading “Transactions with Related Persons.” The Committee has appointed KPMG LLP as our independent registered public accounting firm and pre-approves its audit fees and non-audit services and fees in accordance with criteria adopted by the Committee. Further, the Audit Committee reviews and makes recommendations to the Board with respect to financings and other financial matters, reviews and approves the company’s use of uncleared interest rate and commodity swaps, and acts based on the Board’s delegation of authority with respect to specific financing transactions.

Our Board has determined that all members of our Audit Committee are independent within the meaning of applicable Nasdaq listing rules and our Director Independence Policy, and that all members are “financially literate.” The Board also has determined that Committee Chair Linda M. Breard is an “audit committee financial expert” as defined by Securities and Exchange Commission (SEC) rules.

Our Audit Committee met eight times in 2021. See “Audit Committee Report” in this proxy statement for a description of the Committee’s activities during 2021.

Executive Compensation and Personnel Policies Committee

Our Compensation Committee oversees our executive compensation and benefits programs and general personnel policies and practices for our executives. See “Compensation Discussion and Analysis” for a discussion of the Committee’s role in setting executive compensation and the role of compensation consultants. The Compensation Committee also helps determine our management succession planning and annually reviews the performance of our Chief Executive Officer. In addition, the Compensation Committee assists the Board in its oversight of our policies and strategies relating to human capital management, including diversity and inclusion.  Further, the Compensation Committee reviews the “Compensation Discussion and Analysis” contained in this proxy statement and recommends its inclusion in the proxy statement to the full Board for approval. Our Board has determined that all members of our Compensation Committee are independent within the meaning of applicable Nasdaq listing rules and our Director Independence Policy. Our Compensation Committee met four times in 2021.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee, or Nominating Committee, is responsible for identifying, evaluating, recruiting and recommending to the Board nominees for election as directors, as described under the heading “Nominees for Director,” and for developing and recommending to the Board corporate governance principles and related policies. It also oversees our compensation and benefits paid to our directors. The Board has determined that all members of our Nominating Committee are independent within the meaning of applicable Nasdaq listing rules and our Director Independence Policy. Our Nominating Committee met four times in 2021.

Compensation Committee Interlocks and Insider Participation

Lawrence S. Peiros, Linda M. Breard, and D. Mark Leland served as members of our Compensation Committee during 2021. None of the members of the Compensation Committee is or has ever been an officer or employee of the company or its subsidiaries. During 2021, none of the members of the Compensation Committee was an executive officer of a business entity for which an executive officer of the company served as a member of the compensation committee or as a director.

Communications with Directors

Stockholders may contact our Lead Director or our non-management directors by email or by regular mail, as follows:

Email:	Non-managementdirectors@potlatchdeltic.com
Mail:	Lead Director or Non-Management Directors
c/o Corporate Secretary
PotlatchDeltic Corporation
601 West First Avenue, Suite 1600 Spokane, WA 99201

All communications received will be processed by our Corporate Secretary. We forward all proper communications to the intended non-management director or directors. The Lead Director of the Board of Directors is responsible for facilitating an appropriate response. These procedures may also be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance,” then “Governance Documents,” and then “Director Communications Policy.”

Our Audit Committee has established procedures to address complaints and concerns about our accounting, internal controls and auditing matters for two different groups: (a) employees, who may receive confidential and anonymous treatment at their option, and (b) third parties (such as competitors, vendors and customers), who are not entitled to confidential and anonymous treatment. All such complaints and concerns are directed through an independent, third-party hotline provider and are routed directly to the Chair of the Audit Committee. The procedures and hotline numbers are available by going to our website at www.potlatchdeltic.com, and selecting “About,” and then “Contacts/Hotlines.”

COMPENSATION OF DIRECTORS

Our Nominating Committee reviews and makes recommendations to our Board regarding non-employee director compensation. Our philosophy regarding directors’ compensation is to provide our directors a fair compensation package that is tied to the services they perform and is comparable to director compensation levels of companies of our size. Our key objectives are to recruit and retain the best directors that we can and to align our directors’ interests with those of our stockholders.

The Nominating Committee has retained Semler Brossy Consulting Group, LLC (Semler Brossy) to advise the Committee on director compensation. At the direction of the Nominating Committee, in 2021, Semler Brossy analyzed the competitive position of the company’s director compensation program against companies of comparable size to our company, using data from a 2019/2020 study by the National Association of Corporate Directors and peer company data. The consultant’s analysis concluded that our company’s director pay levels trailed the median compensation of companies of similar size.  As a result, the Nominating Committee recommended, and the Board approved, effective in May 2021, the following changes to the non-employee director compensation program: (i) an increase in the annual cash retainer fee from $65,000 to $75,000, (ii) an increase in the supplemental annual Lead Director fee from $20,000 to $25,000, (iii) an increase in the supplemental Audit Committee Chair fee from $15,000 to $20,000, (iv) an increase in the supplemental annual Executive Compensation and Personnel Policies Committee Chair fee from $10,000 to $15,000, (vi) an increase in the Nominating and Corporate Governance Committee Chair fee from $5,000 to $12,500, and (v) an increase in the value of the annual equity award from $100,000 to $110,000. At the same time, the Board revised the stock ownership requirement so that directors are required to beneficially own at least five times the amount of each director’s annual cash retainer by the later of January 1, 2022 or the fifth anniversary of his or her election as a director.

During 2021, Michael J. Covey and Eric J. Cremers served as employee-directors of the company and did not receive compensation for their services as directors. Mr. Covey’s compensation as an employee is shown below. For compensation received by Mr. Cremers, who was a named executive officer for 2021, please see “Executive Compensation Tables-2021 Compensation- Summary Compensation Table.”

2021 Director Compensation

The following table sets forth certain information with respect to 2021 compensation for each of the company’s directors other than Mr. Cremers.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anne L. Alonzo	5,910	—	—	—	5,910
Linda M. Breard	109,308	110,000	—	—	219,308
Michael J. Covey	—	—	1,688,366(5)	566,491(6)	2,254,857
William L. Driscoll	86,442(2)	110,000	—	—	196,442
Charles P. Grenier (3)	106,735	110,000	—	—	216,735
D. Mark Leland	91,038	110,000	—		201,038
Lawrence S. Peiros	97,308(2)	110,000	—	1,500(7)	208,808
R. Hunter Pierson	76,538	110,000	—	—	186,538
Lenore M. Sullivan	83,538	110,000	—	—	193,538

(1)

Represents annual retainer fees, as well as any amounts earned for service as Lead Director or Committee Chair. For Ms. Alonzo, the amount shown represents the prorated annual retainer fee for the period since she joined the Board on December 3, 2021.

(2)

The amounts shown include fees deferred in 2021 pursuant to our Deferred Compensation Plan for Directors II (“Directors Plan”). Messrs. Driscoll and Peiros elected to defer their fees into stock units, and we credited 1,652 and 1,861 stock units to each of their accounts, respectively, for fees deferred in 2021. Such amounts were determined separately for each quarterly payment of the director’s annual retainer fee and supplemental retainer fees, by dividing the fee amount due by the appropriate per share closing stock price pursuant to the plan.

(3)

Mr. Grenier retired from our Board on December 31, 2021 and, pursuant to our Directors Plan and our Long-Term Incentive Plan, Mr. Grenier received 21,271 shares, of which 1,967 shares from the 2021 annual stock award grant vested on his retirement date.

(4)

Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, but excluding the effect of forfeitures, for the restricted stock units awarded to each non-employee director in 2021. In accordance with FASB Topic 718, the grant date fair value reported for all stock units was computed by multiplying the number of stock units by the closing price of our stock on the grant date, May 6, 2021. The following table sets forth the aggregate number of stock units held by each director as of December 31, 2021 from restricted stock awards, deferrals of cash compensation and restricted stock unit awards, including additional stock units credited as a result of dividend equivalents earned with respect to the stock units.

Director	Common Stock Units
Anne L. Alonzo	—
Linda M. Breard	16,311
Michael J. Covey	30,991
William L. Driscoll	71,163
Charles P. Grenier	21,274
D. Mark Leland	2,227
Lawrence S. Peiros	56,641
R. Hunter Pierson	10,746
Lenore M. Sullivan	10,750

(5)   Amount shown represents the aggregate annual change in the actuarial present value of accumulated pension benefits for Mr. Covey under all of our defined benefit pension plans. No portion of the amount shown is attributable to above-market or preferential earnings on deferred compensation.

(6)   Represents salary of $418,346, 401(k) Plan company match of $12,180, allocation under the 401(k) Plan Supplemental Benefit portion of our Salaried Supplemental Benefit Plan II of $122,571, and premiums paid for life insurance of $13,394.

(7)   Represents company match paid under our Matching Gifts to Education Program.

Retainer and Fees. Our non-employee directors were paid at the following rates:

Annual Retainer Fee	$75,000
Supplemental annual retainer fee for Lead Director	$25,000
Supplemental annual retainer fee for Audit Committee Member	$12,000
Supplemental annual retainer fee for Audit Committee Chair	$20,000
Supplemental annual retainer fee for Exec. Comp. & Personnel Polices Committee Member	$7,500
Supplemental annual retainer fee for Exec. Comp. & Personnel Polices Committee Chair	$15,000
Supplemental annual retainer fee for Nominating and Corp. Governance Committee Member	$5,000
Supplemental annual retainer fee for Nominating and Corp. Governance Committee Chair	$12,500

As described above, in May 2021, the Board approved increases in the annual retainer fee, the annual Lead Director fee and the annual Board Committee Chair fees. Accordingly, those fees were pro-rated at the new rates for the remainder of 2021.

During 2021, we paid our non-employee directors, or deferred on their behalf, an aggregate total of $656,819 in fees. Directors may defer receiving all or any portion of their fees under the terms of our Directors Plan. When a director elects to defer fees, he or she elects to have those fees converted into common stock units or, if not converted, then credited with annual interest at 120% of the applicable long-term federal rate, with quarterly compounding. The common stock units are credited with additional stock units as a result of dividend equivalents earned with respect to the stock units. During 2021, we also reimbursed directors for their reasonable out-of-pocket expenses for attending Board and committee meetings.  Directors are also eligible for reimbursement for educational seminars, conferences and subscriptions related to their service as directors for the company, in accordance with our Director Education Program.

Equity Awards. On May 6, 2021, each of the non-employee directors serving after the meeting was granted restricted stock units under the company’s long-term incentive plan having a value of $110,000 for an aggregate amount of $770,000. Under the terms of the grant, each director received 1,804 restricted stock units based on the price of the common stock on the date of the grant. These restricted stock units vest on the first anniversary of the grant date provided the director’s service has not terminated other than as a result of death, disability or failure to stand for reelection at the next annual stockholder meeting. In anticipation of a non-employee director’s mandatory retirement at the end of the year in which the director reaches age 72, the award may specify that the RSU grant vests upon date of retirement. The restricted stock units are then credited with amounts in common stock units equal in value to the distributions that are paid on the same amount of common stock.

Other Benefits. We provide coverage for directors under our Director and Officer Liability Insurance Policy and Accidental Death and Dismemberment Insurance Policy. In addition, we provide coverage for their spouses under the Accidental Death and Dismemberment Insurance Policy. Directors are eligible to participate in our Matching Gifts to Education Program, available to all company employees, which matches contributions of up to $1,500 per year to eligible educational institutions. We made no donations on behalf of any of our directors to organizations with which any director was affiliated as an executive officer or director in excess of the amounts matched by us under this program.

Director Stock Ownership Guidelines. In order to promote and increase equity ownership by our directors and to further align their interests with those of our stockholders, the Board has adopted stock ownership guidelines that require each non-employee director to own beneficially company shares with a value of at least five times the amount of the director’s annual cash retainer, including common stock units held under the Directors Compensation Plan, by the fifth anniversary of his or her election as a director. Our Executive Chairperson of the Board, Michael J. Covey, remains subject to the officer stock ownership guidelines that applied to him as Chief Executive Officer (i.e., five times his base salary). As of December 31, 2021, all non-employee directors and Mr. Covey were in compliance with the guidelines.

SECURITY OWNERSHIP

Security Ownership of More than 5% Stockholders

This table shows the number of shares beneficially owned as of March 1, 2022, by each owner of more than 5% of our common stock. The number of shares reported is based on data provided to us by the beneficial owners of the shares. The percentage ownership data is based on 69,371,755 shares of our common stock outstanding as of March 1, 2022. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Except as noted, each owner has sole voting and investment power over the shares shown in this table.

	Number of Shares Beneficially Owned (#)	Percent of Class (%)
Stockholders Owning More than 5%
The Vanguard Group
100 Vanguard Blvd. Malvern, PA 19355	10,183,630(1)	14.68

BlackRock, Inc.
55 East 52nd Street New York, NY 10055	8,703,548(2)	12.55

(1)

Based upon the Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group. The Vanguard Group has sole voting power over 0 shares, shared voting power over 54,347 shares, sole dispositive power over 10,069,093 shares and shared dispositive power over 114,537 shares.

(2)

Based upon the Schedule 13G/A filed with the SEC on January 28, 2022 by BlackRock, Inc. as a parent holding company/control person of the following affiliates: BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd., BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, BlackRock International Limited, BlackRock (Luxembourg) S.A. and BlackRock Investment Management, LLC, BlackRock Life Limited, BlackRock Japan Co., Ltd, and Aperio Group, LLC. BlackRock, Inc., has sole voting power over 8,533,343 shares and sole dispositive power over 8,703,548 shares.

Security Ownership of Directors and Executive Officers

This table shows the number of shares beneficially owned as of March 1, 2022, by each of our directors, each executive officer for whom compensation is reported in this proxy statement, and all directors and executive officers as a group. The number of shares reported is based on data provided to us by the beneficial owners of the shares. The percentage ownership data is based on 69,371,755 shares of our common stock outstanding as of March 1, 2022. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Except as noted, and subject to applicable community property laws, each owner has sole voting and investment power over the shares shown in this table.

Directors and Named Executive Officers	Number of Shares Beneficially Owned (#)	Percent of Class (%)	Common Stock Units (#)(1)
Anne L. Alonzo	—	—	—
Darin R. Ball	26,320(2)	*	4,904
Linda M. Breard	—	*	16,311
Michael J. Covey	178,461(3)	*	14,155
Ashlee Townsend Cribb	—	—	21,247
Eric J. Cremers	120,486	*	53,133
William L. Driscoll	300,082(4)	*	71,517
D. Mark Leland	16,269	*	1,967
Lawrence S. Peiros	15,841(5)	*	57,124
R. Hunter Pierson	748,533(6)	1	10,486
Jerald W. Richards	42,288(7)	*	15,531
Lenore M. Sullivan	7,711	*	10,486
Thomas J. Temple	68,052(8)	*	2,436
Michele L. Tyler	2,870(9)	*	8,171
Directors and Executive Officers as a group (18 persons)	1,613,873(10)	2	304,219

*	Less than 1%
(1)

These stock units are not actual shares of common stock and have no voting power. The units represent deferred director’s fees for Mr. Driscoll and Mr. Peiros, and annual stock unit awards granted to, or deferred by, directors and officers. Amounts for Messrs. Covey, Cremers, Temple and Ball and Directors and Executive Officers as a group include restricted stock units from 2020-2022 and 2021-2023 grants that are not subject to forfeiture under the Company’s 2019 Long-Term Incentive Plan and are payable following the respective retirements of Messrs. Covey, Cremers, Temple and Ball and other executive officers. See “Executive Compensation Tables-Potential Payments Upon Termination or Termination following a Change in Control-Potential Payments Upon Termination in Connection with Retirement, Death or Disability.”

(2)	Includes 4,822 shares of common stock held for Mr. Ball’s individual account under our 401(k) employee savings plan.
(3)

Comprised of the following: (i) 61,448 shares held directly by Mr. Covey; (ii) 116,768 shares of common stock held in a trust, of which Mr. Covey and his spouse are co-trustees; and (iii) 245 shares of common stock held for Mr. Covey’s individual account under our 401(k) employee savings plan.

(4)

Includes 59,263 shares held directly by Mr. Driscoll, 136,078 shares held by trusts of which Mr. Driscoll is a trustee and shares voting power, and 99,143 shares held by trusts of which Mr. Driscoll is a trustee and shares voting and investment power. Also includes 5,231 shares held by a limited liability company of which Mr. Driscoll is manager with both voting and dispositive powers. Mr. Driscoll disclaims beneficial ownership of all shares except those held directly by him. Mr. Driscoll has the power to substitute other assets for 367 PotlatchDeltic Corporation shares in a trust that he has created over which he currently has no voting or investment power.

(5)	These shares are held in a trust under which Mr. Peiros shares voting and investment power with his spouse.
(6)

Includes 86,518 shares held directly by Mr. Pierson and 662,015 shares over which Mr. Pierson’s spouse is a trustee for others and/or are owned by a corporation or other organization of which Mr. Pierson’s spouse is an officer, director, partner or member and has sole or shared investment power. Mr. Pierson disclaims beneficial ownership of all shares except those held directly by him.

(7)	Includes 5,493 shares of common stock held for Mr. Richard’s individual account under our 401(k) employee savings plan.
(8)	Includes 4,910 shares of common stock held for Mr. Temple’s individual account under our 401(k) employee savings plan.

(9)	Includes 1,263 shares of common stock held for Ms. Tyler’s individual account under our 401(k) employee savings plan.
(10)	Includes an aggregate of 22,688 shares of common stock held for the executive officers’ and Mr. Covey’s benefit under our 401(k) employee savings plan.

Delinquent Section 16(a) Reports

Under U.S. securities laws, directors, certain executive officers and any person holding more than 10% of our common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe all persons subject to reporting filed the required reports on time in 2021, except for three late reports. Due to administrative issues when attempting to timely file on February 16, 2021, the following forms for officers were filed the next day, one day late: a Form 4 Report for Wayne Wasechek relating to one transaction involving a restricted stock unit grant, a Form 4 Report for Michele L. Tyler relating to one transaction involving a restricted stock unit grant, and a Form 4 Report for Thomas J. Temple relating to two transactions involving a restricted stock unit grant and shares acquired in settlement of a performance share grant.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of four outside (non-employee) directors, all of whom meet Nasdaq listing standards for audit committee independence. The Audit Committee is an “audit committee” for purposes of Section 3(a)(58) of the Securities Exchange Act of 1934. The Committee’s charter is reviewed periodically by the Audit Committee, which recommends appropriate changes to the Board of Directors.

The Committee is responsible for providing oversight on matters relating to PotlatchDeltic’s accounting, financial reporting, internal controls, auditing, cybersecurity, legal and regulatory compliance and financial risk management. In performing its functions, the Committee acts only in an oversight capacity and necessarily relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and the reports of the independent registered public accounting firm, which, in its reports, expresses an opinion on the conformity of the company’s annual financial statements to generally accepted accounting principles in the United States and an opinion on the effectiveness of internal control over financial reporting. During fiscal year 2021, the Committee met eight times.

In connection with the audit process, the Committee has received from our independent registered public accounting firm, KPMG LLP, or KPMG, the written disclosures and the letter required by the Public Company Accounting Oversight Board (PCAOB) regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence. The Committee also discussed the quality and adequacy of the company’s internal controls with management, the Internal Audit Director and KPMG. The Committee reviewed with KPMG and the Internal Audit Director their respective audit plans, audit scope and identification of audit risks, and reviewed and discussed the results of the internal audit examinations with the Internal Audit Director.

The Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2021, with management and with KPMG outside the presence of management. The Committee also discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission (the “SEC”).

Based on these reviews and discussions with management, KPMG and the Internal Audit Director, the Committee recommended to the Board that the company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

The Committee Members

Linda M. Breard (Chair)
Anne L. Alonzo
D. Mark Leland
Lenore M. Sullivan

In 2021, Charles P. Grenier served as a member of the Audit Committee until his retirement on December 31, 2021. Anne L. Alonzo was appointed to the Audit Committee effective January 1, 2022.

Fees Paid to Independent Registered Public Accounting Firm in 2021 and 2020

The Audit Committee has considered and determined that the services provided by KPMG in fiscal years 2020 and 2021 are compatible with the auditor independence requirements. The following table shows fees for professional services rendered by KPMG for audit services for the years ended December 31, 2021 and 2020, and fees billed for other services rendered by KPMG during each of these years.

Year	Audit Fees ($)(1)	Audit-Related Fees ($)	Tax Fees ($)	All Other Fees ($)
2021	1,423,936	—	—	—
2020	1,146,525	—	—	—

(1)	Audit Fees represent fees for the audit of our annual financial statements, the audit of our internal control over financial reporting and reviews of the quarterly financial statements.

The Audit Committee is required to pre-approve the audit, audit related, tax and all other services provided by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee pre-approved all such services in 2020 and 2021 and concluded that such services performed by KPMG LLP were compatible with the maintenance of their independence in the performance of its auditing functions. The Audit Committee Policy for Pre-Approval of Independent Auditor Services and Fees provides for pre-approval of audit, audit-related, tax and other services specifically described by the Policy on an annual basis. A copy of the Policy may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance,” and then “Audit Committee Pre-Approval Policy.” Under the terms of the Policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. In addition, any proposed services anticipated to exceed pre-approved cost levels must be separately approved. The Policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The member or members to whom such authority has been delegated must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR 2022

We recommend a vote FOR this proposal.

KPMG LLP, a registered public accounting firm, currently serves as our independent registered public accounting firm and has conducted the audit of our consolidated financial statements and internal control over financial reporting for fiscal year 2021. A summary of the fees paid by us to KPMG in connection with its audits for 2021 and 2020 can be found in the section titled, “Fees Paid to Independent Registered Public Accounting Firm in 2021 and 2020” in this proxy statement.

Based upon its review of KPMG’s qualifications, independence and performance, the Audit Committee of the Board of Directors has appointed KPMG to serve as our independent registered public accounting firm for 2022.

The appointment of our independent registered public accounting firm is not required to be submitted for ratification by the stockholders. The listing standards of the Nasdaq Global Select Market provide that the Audit Committee is solely responsible for the appointment, compensation, evaluation and oversight of our independent registered public accounting firm. However, as a matter of good corporate governance, the Audit Committee is submitting its appointment of KPMG as independent registered public accounting firm for 2022 for ratification by the stockholders.

If the stockholders fail to ratify the appointment of KPMG, the Audit Committee may reconsider whether to retain KPMG, and may continue to retain that firm or appoint another firm without resubmitting the matter to the stockholders. Even if the stockholders ratify the appointment of KPMG, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm if it determines that such a change would be in the best interests of our company and our stockholders.

The affirmative vote of a majority of the common stock present virtually or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of KPMG LLP as our independent auditors for 2022.

Representatives of KPMG are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the compensation policies and decisions of the Executive Compensation and Personnel Policies Committee with respect to our senior executives, including the officers named in the Summary Compensation Table (the “named executive officers”). For 2021, our named executive officers and the offices they held were:

•	Eric J. Cremers, President and Chief Executive Officer
•	Jerald W. Richards, Vice President and Chief Financial Officer
•	Ashlee Townsend Cribb, Vice President, Wood Products*
•	Thomas J. Temple, Former Vice President, Wood Products and Former Vice President**
•	Michele L. Tyler, Vice President, General Counsel and Corporate Secretary
•	Darin R. Ball, Vice President, Timberlands

_______

*   The Board appointed Ms. Cribb Vice President, Wood Products, effective July 28, 2021.

** Mr. Temple served as Vice President, Wood Products until July 28, 2021, when, pursuant to an executive succession plan, he was appointed Vice President. He continued in the Vice President role until he retired on October 31, 2021.

Executive Summary

Summary of 2021 Results

2021 was a very successful year for the company. We delivered strong financial results and saw robust demand for our products throughout the year despite the pandemic, large fluctuations in lumber prices and reduced lumber production due primarily to a fire at our Ola, Arkansas sawmill. Below is a list of our key 2021 accomplishments.

Subject	Accomplishment
Financial Results

•The company generated $652.9 million of EBITDDA in 2021 on revenues of $1.3 billion, compared to $382.2 million of EBITDDA in 2020 on revenues of $1.0 billion.

•Our Timberlands segment harvested 5.5 million tons during 2021, realizing $262.9 million in EBITDDA.

•Our Wood Products division realized $393.9 million in EBITDDA, successfully executed its planned capital projects and shipped 1.0 billion board feet in 2021.

•Our Real Estate business realized $47.5 million in EBITDDA from robust rural and development real estate sales.

Returning Cash to Shareholders

•In 2021, we returned $388 million to our shareholders, including $112 million in quarterly cash dividends and $276 million in a special cash dividend in the fourth quarter.

•We raised our quarterly dividend 7.3% in the fourth quarter.

Financing Matters	•We refinanced a $40 million term loan and extended our revolver to 2027. •The refinance reduced our interest expense run rate approximately $0.7 million per annum.
Acquisition	•We acquired Loutre Land and Timber Company through a tax-free merger, adding 51,340 acres of high-quality, well-stocked timberlands in Arkansas and Louisiana.
Safety	•We improved our safety performance with respect to incident and severity rates in 2021.
ESG Matters	•We published our 2020 ESG Report. See “Our Commitment to ESG” above for information on additional ESG accomplishments.
New Talent

•We hired and onboarded a new Vice President of Wood Products, Ashlee Townsend Cribb, as our prior Vice President of Wood Products, Thomas J. Temple, retired.

•We elected and onboarded a new director, Anne L. Alonzo, to our Board, as our director, Charles P. Grenier, retired.

A summary of the company’s 2021 performance compared to the company’s financial performance targets for annual incentive awards is set forth below.

	Performance Metric*	2021 Actual ($ in millions)	2021 Target ($ in millions)	% of Target
Company	FFO	527.9	243.1	217.2
Timberlands	EBITDDA	262.9	155.9	168.6
Wood Products	EBITDDA	393.9	149.4	263.7
Real Estate	EBITDDA	47.5	37.4	127.0

*Funds from operations (FFO) and EBITDDA are non-GAAP financial measures defined on page 35.

The company’s total shareholder return (“TSR”) during the three-year period from 2019 through 2021 exceeded the median of the group of five forest products companies that we refer to as our “performance peer group” by 3.87%. In addition, our TSR ranked us 34th in the NAREIT All Equity REIT Index Companies. (See “PotlatchDeltic Corporation TSR Comparison – Performance Peer Group” below.)

Summary of Key Compensation Decisions for 2021

2021 Compensation for President and Chief Executive Officer

In connection with the Board’s appointment of Eric J. Cremers as President and Chief Executive Officer in December 2020, the Committee approved Mr. Cremers’ compensation in his new role, effective January 1, 2021, based on competitive pay practices and the advice of our independent compensation consultant. Mr. Cremers’ base salary was increased from $617,000 to $875,000. In addition, his target award for 2021 under our annual incentive plan was increased to 100% of his annual base salary, up from 70% of base salary for 2020, and the aggregate value of his long-term incentive award for 2021-2023 was increased to $2 million, up from 70% of base salary for 2020-2022. His annual incentive award for 2021 was adjusted downward due to a fire at our Ola, Arkansas sawmill.

2021 Compensation for Vice President and Chief Financial Officer

After considering company and individual performance, competitive pay practices and the advice of our independent compensation consultant, in February 2021, the Committee approved the following changes in the compensation for Jerald W. Richards, our Vice President and Chief Financial Officer: (i) a base salary increase of 11.7%; (ii) an annual incentive award target award of 65% of base salary under our annual incentive plan, up from 50% of base salary for 2020; and (iii) an aggregate long-term incentive award for 2021-2023 of 135% of base salary, up from 115% of base salary for 2020-2022. These increases were made to more closely align Mr. Richards’ pay with the market midrange for total target pay. In addition, the salary increase was based on consideration of his individual performance in 2020, including his leadership in capital allocation strategy, his efforts in increasing the geographic diversity of our stockholder base, and locking in low interest rates on $654 million of our debt via interest rate swaps.

2021 Compensation for Vice President, Wood Products

In connection with the July 28, 2021 hiring of Ashlee Townsend Cribb as Vice President of Wood Products, the Committee approved the following elements of her compensation, based on competitive pay practices and the advice our independent compensation consultant: (i) a base salary of $425,000; (ii) an annual incentive award target of 45% of base salary, with the award prorated for 2021; (iii) an aggregate long-term incentive target of 110% of base salary, with annual long-term incentive awards commencing in 2022; (iv) a one-time replacement bonus in the amount of $198,000 payable on the first payroll after her start date; (v) a time-vested restricted stock unit award with a target value of $911,670, divided between two grants of equal value with one grant vesting 100% on the third anniversary of her start date and the other grant vesting 100% on the fourth anniversary of her start date; and (vi) relocation benefits under the company’s Relocation Plan. The replacement bonus and restricted stock unit cliff vesting grants were intended to replace the value of incentives that would have been available to Ms. Cribb from her former employer.

2021 Annual Incentive Awards. The company’s FFO for 2021 was $527.9 million or 217.2% of the budgeted target of $243.1 million, which resulted in a calculated multiplier of 2.0. See “2021 Annual Cash Incentive Awards” below.

2019-2021 Long-Term Equity Incentives. The 2019-2021 Long-Term Equity Incentives consisted of performance shares that are earned based on the company’s TSR over a three-year performance period relative to the median TSR of the performance peer group (weighted 50%) and the company’s TSR percentile ranking relative to all companies within the NAREIT All Equity REITs Index (of which we are a member) (weighted 50%) over such performance period. The company’s annualized TSR for the 2019-2021 performance period was 23.09%, which ranked the company approximately 3.87% above the median performance of the company’s performance peers during the performance period, and the company’s aggregate TSR for the 2019-2021 performance period was 86.67%, which ranked the company at 34th among the NAREIT All Equity REITs Index Companies. These relative TSR outcomes resulted in the vesting of 153.87% of the 2019-2021 Performance Shares awarded to participants under the company’s long-term incentive program, including named executive officers, plus dividends credited pursuant to the terms of the award. See “2021 Long-Term Equity Incentive Awards – PotlatchDeltic Corporation TSR Comparison” below.

Advisory Shareholder Vote. Our stockholders approved the compensation of our named executive officers as described in our 2021 proxy statement with an approval rate of over 97% of the votes cast. See “2021 Stockholder Advisory Vote to approve Executive Compensation” below.

Summary of Executive Compensation Program and Practices

The Compensation Committee, working with company management, has adopted compensation policies and procedures that represent strong corporate governance, including the following:

✓Independent Compensation Committee	The Compensation Committee is composed solely of independent directors within the meaning of Nasdaq listing rules relating to compensation committees.
✓Independent Compensation Consultant

In 2021, the Compensation Committee was advised by Semler Brossy, an independent compensation consultant that provides no other services to the company and has no prior relationship with any of the named executive officers.

✓Competitive Market Assessments

The Compensation Committee requests that its independent consultant conduct a review of the company’s executive compensation program at least every two years to evaluate whether it is comparable to compensation programs of companies of similar size.

✓Peer Group Review

The competitive market and the peer group of companies used for benchmarking company TSR is carefully reviewed annually by the Compensation Committee with input from its independent consultant. Changes to the peer group require Compensation Committee approval.

✓Annual Stockholder Advisory Vote	The company seeks an annual stockholder advisory vote to approve executive compensation, the results of which are considered by the Compensation Committee in determining executive compensation.
✓Compensation Risk Assessment

Company management and the Compensation Committee’s independent consultant complete a risk assessment of the company’s executive compensation programs annually to evaluate whether they are designed and administered in a manner that discourages undue risk-taking by executives. The assessment is reviewed by the Compensation Committee.

✓Double-Trigger Acceleration	A “double trigger” is required before severance benefits are paid and equity awards vest in connection with a change in control event.
✓Limited Perquisites

The company does not provide perquisites or other personal benefits to officers or senior employees, such as aircraft for personal use, paid parking spaces, or company cars, with the exception of payment of premiums for accidental death and dismemberment insurance. The company may provide tax protection for costs associated with relocation. The company’s health care and other medical insurance programs and its salaried employee 401(k) Plan are the same for all salaried employees, including officers.

✓Executive Stock Ownership Guidelines

The company has a robust stock ownership policy. The company’s President and Chief Executive Officer is required to achieve minimum stock ownership that is five times his base salary and the other named executive officers are required to achieve minimum stock ownership that is two times their respective base salaries.

✓Clawback Policy	The company has an incentive compensation recovery policy to recover compensation earned as a result of a material financial restatement that resulted from fraud or misconduct by a company employee.
✓Hedging Policy	Under the company’s securities compliance and insider trading policy, directors, officers and employees are prohibited from hedging their ownership interest in company securities.
✓Pledging Policy

Under the company’s securities compliance and insider trading policy, directors and executive officers are prohibited from pledging company securities as collateral except under limited circumstances and with approval by the Compensation Committee.

2021 Stockholder Advisory Vote to approve Executive Compensation

At our annual meeting of stockholders in May 2021, we held our annual stockholder advisory vote to approve the compensation of our named executive officers (say-on-pay). Our stockholders approved the compensation of our named executive officers as described in our 2021 proxy statement by over 97% of the votes cast. As we evaluated our compensation practices throughout 2021, we considered the strong support our stockholders expressed for our executive compensation program. As a result, the Compensation Committee decided to retain our general approach to executive compensation.

Compensation Consultants

Pursuant to its charter, the Compensation Committee has the sole authority to retain, terminate and approve the fees and other retention terms of compensation consultants and other advisers to assist it in its ongoing development and evaluation of company compensation policies and practices and the Committee’s determination of compensation awards. For 2021, the Committee engaged Semler Brossy as its independent compensation consultant. The Compensation Committee’s independent compensation consultant reports directly to the Committee and not to management. Semler Brossy is independent from our company, has not provided any services to our company other than to the Compensation Committee and Nominating Committee and receives compensation from our company only for services provided to the committees. The Compensation Committee has assessed the independence of Semler Brossy pursuant to SEC rules and has concluded that Semler Brossy’s work has not raised any conflict of interest. The Compensation Committee’s independent compensation consultant:

•	attends Committee meetings upon request;
•	meets with the Committee without management present;
•	provides third-party data, advice and expertise on proposed executive compensation and executive compensation plan designs;
•

reviews briefing materials prepared by management and outside advisers to management and advises the Committee on the matters included in these materials, including the consistency of proposals with the Committee’s compensation philosophy, risks inherent in proposals and comparisons to programs at other companies;

•

prepares for the Committee at least every two years an assessment of the company’s compensation programs, including positioning of the programs in the competitive market, to assist the Committee in its analysis of each component of each of our executive officers’ compensation packages to assess the proper balance and competitiveness of the tools used to accomplish the objective of each compensation component;

•	reviews drafts of the Compensation Discussion and Analysis; and
•	advises the Nominating Committee on director compensation.

All of the decisions with respect to determining the amount and form of executive compensation under our compensation programs are ultimately made by the Compensation Committee and may reflect factors and considerations other than the information and advice provided by the Committee’s independent compensation consultant.

Competitive Market Assessments

As part of determining compensation levels for named executive officers, the Committee reviews information regarding the median compensation paid by other companies of comparable size both in our industry and generally. At least every two years, the Committee asks its independent compensation consultant to provide it with a market assessment that utilizes blended market data from the most relevant compensation surveys available. In its December 2020 review, the consultant referenced the Forest Products Industry Compensation Association Survey for industry-specific market data and surveys from Mercer and Willis Towers Watson for general industry market data representing similarly sized companies. The Committee also reviews compensation data from companies within our performance peer group (see “2021 Long-Term Equity Incentive Awards – Performance Peer Group”).

Competitive compensation survey data is gathered by the Committee’s compensation consultant and analyzed to most closely reflect competitive pay levels for companies of comparable size and, where possible, similar business focus to our company.

Management Input

In 2021, the company’s President and Chief Executive Officer and Vice President, Human Resources recommended to the Compensation Committee changes to base salaries and target amounts for annual cash incentive awards and long-term equity incentive awards for each named executive officer, except the President and Chief Executive Officer. These recommendations were based on the principal duties and responsibilities of each executive officer, competitor pay levels within our industry, pay levels for comparable companies of similar size within regional and national markets, internal pay equity, and individual performance. In addition, our Vice President, Human Resources provided the Committee with a detailed review of the actual results of the company’s corporate and operating divisions compared to the performance goals established at the beginning of the year under our annual incentive plan, and the resulting awards proposed to be made to the named executive officers. In 2021, our President and Chief Executive Officer presented evaluations of executives who reported to him and made recommendations to the Committee regarding executive base salary, annual cash incentive compensation, and long-term equity compensation for executive officers, and compensation packages for executives being hired or promoted. Our President and Chief Executive Officer also recommended performance targets for 2021 for the Compensation Committee to consider.

The Compensation Committee determines any change to the base salary, annual cash bonus and equity awards for the President and Chief Executive Officer based upon its evaluation of such officer’s performance and advice from the Committee’s independent compensation consultant.

Risk Assessment

Company management provides ongoing information to the Compensation Committee regarding aspects of our executive compensation program that could mitigate or encourage excessive risk-taking by company executives. In addition, the Committee periodically requests that its independent compensation consultant provide an assessment of the company’s executive compensation program along with recommended modifications, if any. Among the attributes of our executive compensation program that management and the Committee take into consideration in assessing the risks arising from our compensation policies and procedures are:

•	the balance between annual and long-term incentives;
•	the existence of caps on annual and long-term incentive awards;
•	the use of different metrics for annual and long-term incentive awards;
•	the use of rolling performance periods and laddered equity vesting to reduce pressure on any one performance period or vesting date;
•

the ability of company management and the Committee to consider non-financial and other qualitative performance factors such as safety and environmental performance in determining actual compensation packages;

•	stock ownership guidelines that are meaningful and align our executives’ interests with those of our stockholders;
•	a prohibition on hedging transactions with respect to company securities or pledging (except in limited circumstances and with Compensation Committee preapproval) company securities; and
•	the company’s clawback or Incentive Compensation Recovery Policy.

Compensation Objectives and Elements of Compensation

Compensation Philosophy and Objectives. Our compensation philosophy is to provide all of our executives a fair and competitive incentive-based compensation package that is tied to the performance of both the individual and the company. We also believe that a significant portion of total compensation for our senior executives should be at risk and dependent on the achievement of target levels of performance. In addition, we believe that in order to maintain fiscal discipline, incentive compensation should be subject to thresholds and caps. The key objectives of our compensation program are aimed at helping us to recruit, motivate and retain talented and experienced executives, ensure our incentive compensation is aligned with short-term and long-term company performance and to align our employees’ interests with those of our stockholders.

Compensation Components. We balance our executives’ compensation packages among three components, as shown below.

EXECUTIVE COMPENSATION	=	BASE SALARY	+	ANNUAL CASH INCENTIVES	+	LONG-TERM EQUITY INCENTIVES

Salaries are provided to employees as compensation for basic services to the company and to meet the objective of attracting and retaining the talent needed to run our business. Our annual cash incentives reward employees for helping us achieve annual financial targets, and our long-term equity incentives reward employees for helping us to achieve the company’s overall long-term business objectives and perform at a level of TSR that exceeds that of our performance peers. The Compensation Committee also considers the individual’s performance against his or her operational, financial, safety, environmental and/or diversity objectives when approving annual incentive awards for executives. (See “2021 Annual Cash Incentive Awards” below.) We compensate executives with higher levels of responsibility with a higher proportion of at-risk incentive compensation and equity compensation, so their interests are closely aligned with those of our stockholders. Depending upon an executive officer’s pay grade, approximately 55% to 80% of the officer’s compensation is composed of a combination of annual cash incentive awards based on operational performance goals, and long-term equity incentive grants. Seventy-five percent of our 2021 long-term incentive awards to our named executive officers vest based on performance, which is measured based on achievement of relative TSR over a three-year period. See “Summary Comparison of 2021 Target and Actual Compensation” below for each named executive officer’s specific compensation mix for 2021.

To ensure fiscal discipline, we set threshold performance levels so that no incentive awards are made if performance results fall below threshold levels, and we set caps on the aggregate amount of incentive compensation that we pay, regardless of actual performance results.

2021 Base Salary

As part of determining executive base salaries, the Compensation Committee reviews information regarding median base salaries for companies of comparable size, both in our industry and more broadly, as well as job performance, long-term potential and tenure. Base salary ranges are established for each pay grade of salaried employees, including our Chief Executive Officer. We determine an executive’s rate of pay within the salary range for his or her position based upon the executive’s level of experience and performance relative to his or her individual performance plan. Each executive’s individual performance plan contains operational, financial, safety, environmental and/or diversity objectives determined by the executive together with his or her supervisor. For 2021, the salaries of our named executive officers were set by the Committee in its sole discretion after consultation with its independent compensation consultant and discussions with the President and Chief Executive Officer.

As described more fully above, for 2021, the Compensation Committee approved base salary increases of 41.8% for Mr. Cremers and 11.7% for Mr. Richards. Mr. Ball, Mr. Temple and Ms. Tyler each received 3.0% salary increases. The increase for Mr. Cremers was made in connection with his appointment to President and Chief Executive Officer. The increase for Mr. Richards was to more closely align his pay with the market midrange for total target pay and in consideration of his performance and achievements. The increases for the other named executive officers were based on consideration of (i) their individual performance over time and (ii) continued tracking and alignment to the midrange competitive markets for the specific role.

Name	Base Salary Increase (% Increase)	Base Salary 2021 ($)	Base Salary 2020 ($)
Eric J. Cremers	41.8	875,000	617,000
Jerald W. Richards	11.7	460,000	412,000
Ashlee Townsend Cribb*	—	425,000	—
Thomas J. Temple	3.0	401,000	389,300
Michele L. Tyler	3.0	371,300	360,500
Darin R. Ball	3.0	302,400	293,600

*Ms. Cribb was hired in July 2021 and did not receive a salary increase during 2021.

2021 Annual Cash Incentive Awards

Pursuant to the terms of the company’s Annual Incentive Plan, each year the Compensation Committee establishes target annual bonuses for our executive officers as a percentage of base salary based on the recommendations of management and the Committee’s independent compensation consultant after a review of the compensation practices of companies of comparable size both in our industry and generally. These targets are set forth below under “Summary Comparison of 2021 Target and Actual Compensation.” The Committee approved a target award of 100% of base salary under the Annual Incentive Plan for Mr. Cremers for 2021, up from 70% of his base salary for 2020. This increase was made in connection with his appointment to President and Chief Executive Officer and to drive closer alignment to the midrange competitive markers.

Annual bonuses are subject to adjustment based on corporate and operating division financial performance. At the beginning of the year, the Committee, with input from our President and Chief Executive Officer, approves a scale of modifiers for our executive officers based on a range of possible financial performance outcomes. At the end of the year, actual financial performance is compared to the Committee’s pre-approved performance scale to determine the modifiers to apply to the target awards. Awards may be further adjusted based on the results of the individual employee’s annual performance review, the operating division’s performance, the company’s overall performance or unusual, extraordinary or infrequently occurring items. The Committee also considers safety performance, environmental performance and other factors when approving awards. Under the Annual Incentive Plan, the Committee also has discretionary authority to reduce awards to executive officers to zero or increase awards to executive officers up to 200% of target.

In order to reflect both our REIT structure and our wood products operations, we used the following performance measures for purposes of the 2021 annual cash incentive awards:

•	Funds from operations, or FFO, measured at the corporate level against a pre-defined target; and
•	Earnings before interest, taxes, depreciation, depletion and amortization, or EBITDDA, measured at each operating division against pre-defined targets.

We define FFO as net income, plus depletion, depreciation and amortization, basis of real estate sold, and certain special items such as debt extinguishment costs, pension settlement charge and net, non-cash asset impairment and eliminations. The use of this measure is intended to focus eligible employees on generating profits by both increasing revenues and controlling costs. In addition, FFO is the primary measure used by the investment community to measure REIT performance. We believe that profitable growth reflected in our FFO and EBITDDA measures will drive stockholder value over time. Furthermore, the Committee believes that at the division level, measuring EBITDDA rather than FFO is a simpler approach and provides more transparency to employees, as the divisions do not make capital allocation decisions.

Pursuant to our Annual Incentive Plan, at the beginning of 2021, a target incentive pool value was calculated based on the sum of the target annual incentive amounts for each participant in the plan. Based upon the company’s 2021 budget approved by our Board and the input and recommendations of management, the Committee approved the following FFO performance scale and the corresponding incentive pool modifiers for 2021:

Performance Level	2021 FFO Performance (Versus 2021 FFO Budgeted Target)	Incentive Pool Multiplier (Multiple of Target Pool)
Threshold	80% of $243.1 million FFO Budget, or $194.5 million FFO	0.25 x Target Pool
Target	100% of $243.1 million FFO Budget	1.00 x Target Pool
Maximum	126.7% of $243.1 million FFO Budget, or $308.0 million FFO	2.00 x Target Pool

The incentive pool multiplier for FFO performance proportionately increases or decreases between threshold and target levels and between target and maximum levels. The incentive pool is not funded for FFO performance below threshold level. The funding scale is determined each year with consideration to the ratio of incentive dollars to FFO dollars above threshold and up to maximum.

The company’s actual 2021 FFO can be calculated from the audited consolidated statements of cash flows included in our 2021 Annual Report on Form 10-K and adjusting for a $2.5 million gain on fire damage, net of tax and $1.7 million loss on disposal of assets. For 2021, the company’s actual FFO was $527.9 million, or 217.2% of the budgeted target of $243.1 million, which resulted in a calculated incentive pool multiplier of 2.0.

The overall funded incentive pool was allocated to create incentive pools for corporate and operating divisions based on the following:

•	Corporate: corporate FFO performance, modified based on the achievement of measurable strategic objectives; and
•	Operating Divisions: operating division EBITDDA performance (weighted 75%) and corporate FFO performance (weighted 25%).

The operating division allocation is based in part on corporate FFO performance to motivate a division to maximize its contribution to company FFO in the event that for reasons beyond the division’s control (e.g., a market downturn) division EBITDDA goals cannot be met.  The Committee has discretion to adjust FFO and EBITDDA calculations for extraordinary items, as appropriate, and to reduce or increase awards.

The actual 2021 EBITDDA performance for each operating division relative to the target 2021 EBITDDA performance was as follows:

Operating Division	Actual 2021 EBITDDA ($ in millions)(1)	Target 2021 EBITDDA ($ in millions)	Percent of Target Achieved (%)
Timberlands	262.9	155.9	168.6
Wood Products	393.9	149.4	263.7
Real Estate	47.5	37.4	127.0
(1)

Each operating division’s actual 2021 EBITDDA is shown in Note 2 to the audited consolidated financial statements included in our 2021 Annual Report on Form 10-K. Actual 2021 EBITDDA for each of the Timberlands and Wood Products divisions was calculated by taking the division’s operating income and adding depreciation, depletion and amortization. Actual 2021 EBITDDA for the Real Estate division was calculated by taking the division’s operating income and adding the basis of real estate sold before eliminations and adjustments plus depreciation.

Determination of 2021 Annual Incentive Award Payment. The Compensation Committee made awards from the applicable funded incentive pool to our named executive officers based on recommendations from the President and Chief Executive Officer, competitive data provided by the independent compensation consultant and the results of individual performance reviews.

In determining the award for Mr. Cremers, the Committee considered its evaluation of his performance against his financial, operational and strategic goals of 2021. These goals included, among other goals (i) goals for Wood Products to improve safety performance both in terms of incident rate and severity rate and maintain conformance to environmental permits; (ii) goals for Timberlands to maintain compliance with State Forest Practices Act Standards or Federal standards, including the Endangered Species Act; (iii) human capital goals regarding attracting and developing a diverse management team capable of executing on the company’s long-term strategic objectives; and (iv) other ESG goals, including but not limited to, enhancing our ESG disclosures, aligning our ESG strategy with the UN Sustainable Development Goals, and working towards meeting key ESG and climate framework requirements. The Committee adjusted Mr. Cremers’ award downward due to a fire at our Ola, Arkansas sawmill. The Committee discussed its evaluation in executive session without his presence.

The recommendations of the President and Chief Executive Officer to the Committee concerning the payment of awards for each of the other executive officers were based on the individual performance evaluations of those officers. These evaluations took into account objective criteria in the form of operating results against budget, and subjective criteria such as performance against strategic goals which involve the exercise of discretion and judgment in assessing performance attainment.

2021 Long-Term Equity Incentive Awards

Our long-term incentive program is intended to link compensation to long-term company performance. Under our long-term incentive program, we grant two types of equity awards:

•

performance shares, which reward employees for company performance over a three-year period that exceeds the applicable performance peer groups, encourage employees to focus on the creation of long-term stockholder value and align the interests of employees with those of our stockholders; and

•	restricted stock units, which vest on December 31 immediately preceding the third anniversary of the grant date, and aid in the recruitment and retention of key employees.

The effective grant date for equity awards is the day of the Compensation Committee meeting at which the awards are approved, typically in February of each year. These meetings are scheduled well in advance of the actual meeting date and are not coordinated with the release of any material, non-public information. Equity grants to executive officers who are hired during the year are generally effective upon the executive’s start date.

Long-Term Equity Incentive Award Guidelines. The Compensation Committee has approved “guideline” long-term incentive values for each executive eligible for long-term equity incentive awards other than the President and Chief Executive Officer. These guideline values are targeted at the median of competitive practice, and for the 2021 long-term incentive grants, were based on a 2020 assessment of compensation programs of comparably sized companies by the Committee’s independent compensation consultant. Guideline values are converted to performance shares and restricted stock units in a given year by dividing the values by an amount equal to the closing price of company common stock on the grant date. The actual number of equity awards granted to eligible employees is further subject to an increase or decrease from the guideline value at the Committee’s discretion, based upon management’s assessment of an individual employee’s past contributions and potential future contributions to the company. In the case of the company’s President and Chief Executive Officer, the Committee determines in its sole discretion the number of equity awards to be granted based on a review by the Committee’s independent compensation consultant of competitive practices and the Committee’s evaluation of the President and Chief Executive Officer’s performance.

Restricted Stock Units. The annual restricted stock unit grants vest on December 31 immediately preceding the third anniversary of the grant date unless the officer’s employment with the company is terminated for any reason other than death, disability or retirement. See “Potential Payments upon Termination or Termination Following a Change in Control.” We have also granted restricted stock units to newly hired executives, such as Ms. Cribb, to replace the value of equity awards that were forfeited when they left their prior employer and to align the interests of new executives to those of our stockholders. One of two restricted stock unit grants awarded to Ms. Cribb in connection with her hiring vests 100% on the third anniversary of her start date and the other grant vests 100% on the fourth anniversary of her start date.

Performance Shares. Performance shares are earned based on the company’s TSR over a three-year performance period relative to the median TSR of performance peer group (weighted 50%) and the company’s TSR percentile ranking relative to all companies within the NAREIT All Equity REITs Index (of which we are a member) (weighted 50%) over such performance period. TSR is calculated based on stock price appreciation plus cash and share distributions. See “2021 Long-Term Equity Incentive Awards – Performance Peer Group.”

Threshold, Target and Maximum. The Compensation Committee believes that for purposes of measuring company performance for awarding performance shares:

•	performance measures should be subject to thresholds so that an executive officer’s compensation should be at risk if minimal performance is not achieved;
•

performance measures at which 100% of target amounts are earned should be established at median levels, consistent with our philosophy of compensating executives at or near the median compensation paid by companies of comparable size; and

•	performance-based compensation should be capped at 200% of targeted shares in order to maintain fiscal discipline and reduce risk-taking.

2021 Long-Term Equity Incentive Awards. In February 2021, the Compensation Committee approved long-term incentive awards for all eligible employees consisting of performance shares (75%) and restricted stock units (25%).

The performance shares granted in 2021 to the President and Chief Executive Officer and other employees are earned based upon company performance over a three-year period ending December 31, 2023. The following table sets forth the relative TSR performance scale and the corresponding number of shares earned as a percentage of the weighted targets that were set by the Committee. The percentage of performance shares earned is the sum of the percentage multiple in each column divided by two.

POTLATCHDELTIC CORPORATION TSR COMPARISON

Median TSR of Five Performance Peers	Percent of Shares Issued (%)	TSR Percentile Ranking NAREIT All Equity REITS Index	Percent of Shares Issued (%)
(weighted 50%)		(weighted 50%)
Below Threshold	—	Below Threshold	—
Threshold (Median – 7.5%)	25	Threshold (33rd percentile)	25
Target (Median)	100	Target (50th percentile)	100
Maximum (Median + 15%)	200	Maximum (85th percentile)	200

The number of performance shares earned for each factor proportionately increases or decreases between threshold and target levels for the factor and between target and maximum levels for the factor. The Committee continues to believe that no performance shares should be earned with respect to a performance factor for performance below the applicable threshold performance level.

Adjustments to Performance Share Awards. The Compensation Committee reserves the right to reduce or eliminate any performance share award to an executive, or to all executives as a group for any reason. The Committee did not exercise this authority for 2021.

Performance Peer Group. As a specialized REIT, we consider our peer companies for purposes of TSR comparisons to consist of “pure play” timber REITs and other forest product companies. Five forest product companies are used for benchmarking our TSR when determining performance share outcomes. The forest product companies used for benchmarking in 2021 are as follows:

Company	Annual Revenue ($)(1)	Market Capitalization ($)(2)	GICS Sub Industry
Weyerhaeuser	10,201	28,720	Specialized REITs
UFP Industries (formerly known as Universal Forest Products)	8,636	5,096	Building Products
Rayonier	1,110	6,169	Specialized REITs
St. Joe	267	3,203	Diversified Real Estate Activities
Catchmark Timber Trust	102	394	Specialized REITs
PotlatchDeltic Corporation	1,337	3,731	Specialized REITs

(1)	In millions, for the 2021 fiscal year, based on publicly available information.

(2)	In millions as of March 7, 2022.

As the number of publicly traded forest products companies has declined, we supplemented our peer group starting in 2015 with the NAREIT All Equity REIT Index.

Summary Comparison of 2021 Target and Actual Compensation

The following table shows the target and the actual amounts for salary and annual and long-term incentive awards for our named executive officers, along with the 2021 percentage of total direct compensation represented by the amount of each component (i.e., the mix of pay).

		TARGET VALUE			ACTUAL VALUE
	TARGET 2021 TOTAL DIRECT COMPENSATION(1)			ACTUAL 2021 TOTAL DIRECT COMPENSATION(1)
Name	Salary ($) (% of Total)	Target short-term incentive award ($)(cash) (% of Total)	Guideline long-term incentive grant value ($)(equity)(2) (% of Total)	Salary ($)(3) (% of Total)	Actual short-term incentive award ($)(cash) (% of Total)	Actual long-term incentive grant value ($)(equity) (% of Total)
Eric J. Cremers	875,000	875,000	2,000,000	866,069	1,575,000(4)	2,000,000
	23.3	23.3	53.3	19.5	35.5	45.0
Jerald W. Richards	460,000	299,000	621,000	452,615	598,000	621,000
	33.3	21.7	45.0	27.1	35.8	37.1
Ashlee Townsend Cribb	425,000	191,250	467,500	168,365	159,400(5)	— (7)
	39.2	17.7	43.1	51.4	48.6	0.0
Thomas J. Temple	401,000	180,450	441,100	396,738	150,400(6)	441,100
	39.2	17.7	43.1	40.1	15.2	44.7
Michele L. Tyler	371,300	185,650	427,000	369,638	371,300	427,000
	37.7	18.9	43.4	31.6	31.8	36.6
Darin R. Ball	302,400	136,080	302,400	301,046	272,200	302,400
	40.8	18.4	40.8	34.4	31.1	34.5

(1)	Total direct compensation is the sum of base salary, annual cash incentives and long-term equity incentives.

(2)

Except for Ms. Cribb, these amounts represent the dollar value of the restricted stock unit award granted in February 2021, and the target value of the performance shares granted in February 2021 for the performance period 2021-2023, in each case computed by multiplying the guideline value by the individual performance modifier. Such amounts may or may not be paid out depending on the company’s performance or the executive’s continued employment, as applicable, over the three-year vesting and performance period. See “2021 Long-Term Equity Incentive Awards” for a description of performance measures and threshold, target and maximum goals for performance share awards. This column does not include the two special RSU awards granted to Ms. Cribb on her start date of July 28, 2021, as described above under “2021 Compensation for Vice President, Wood Products.” Each of those grants has a target value of $455,835, is subject to time vesting and will be earned only if Ms. Cribb remains employed with the company through the applicable vesting date (July 28, 2024 for one award and July 28, 2025 for the other award).

(3)	This column includes salary paid for the full or partial year the employee worked. Actual salaries differ from target due to timing of merit increase fulfillment.

(4)	Mr. Cremers’ cash annual incentive award was adjusted downward due to a fire at our Ola, Arkansas sawmill.

(5)	Ms. Cribb’s cash annual incentive award for 2021 was prorated to reflect her start date of July 28, 2021.

(6)	Mr. Temple’s cash annual incentive award for 2021 was prorated to reflect his retirement on October 31, 2021 and adjusted downward due to a fire at our Ola, Arkansas sawmill.

(7)	Ms. Cribb did not receive an annual long-term incentive award because her start date was July 28, 2021, and she received two special grants on that date, as described in footnote (2) above.

Other Elements of the Executive Compensation Program

We do not provide perquisites or other personal benefits to our named executive officers, such as aircraft for personal use, paid parking spaces, or company cars, with the exception of payment of insurance premiums for accidental death and dismemberment insurance. The company reimburses named executive officers for certain relocation expenses pursuant to a relocation program. Pursuant to the company’s relocation program, reimbursement of the employee’s loss on sale of his or her home is capped and the relocating employee’s home is only purchased if not sold within 90 days and then only at a purchase price equal to the average of two independent appraisals of fair market value. Our health care and other medical insurance programs, as well as our 401(k) Plan, are the same for all salaried employees, including officers.

Salaried Retirement Plan. Our Salaried Retirement Plan provides a pension to our salaried and certain other eligible employees who were participants in the plan before January 1, 2011, including certain of our named executive officers. We believe this plan is competitive with our peers and is intended to provide a source of income for our salaried and certain other eligible employees following retirement. This plan is discussed in detail on pages 48 and 49. Effective January 1, 2011, our Salaried Retirement Plan was closed to new entrants.

Supplemental Plan II. Our Salaried Supplemental Benefit Plan II (Supplemental Plan) provides retirement benefits to our eligible salaried employees including our named executive officers, based upon the benefit formula of our Salaried Retirement Plan and our Salaried 401(k) Plan but without regard to the IRS compensation and benefit limitations applicable to these tax-qualified plans. We believe this plan is competitive with our peers and companies of comparable size, and is intended to provide a retirement benefit commensurate with participant compensation, as we do for other employees. This plan is discussed in detail on pages 49 and 50.

401(k) Plan. Our Salaried 401(k) Plan permits our salaried and certain other eligible employees, including our named executive officers, to make voluntary pre-tax and after-tax contributions to the plan, subject to applicable tax limitations. We match $0.70 for every $1.00 that a participant contributes to our Salaried 401(k) Plan, up to the first 6% of his or her eligible compensation, subject to applicable tax limitations. Eligible employees who elect to participate in the plan are 100% vested in the matching contributions upon completion of two years of service. In connection with the closure of our Salaried Retirement Plan to new employees in 2011, we amended our Salaried 401(k) Plan to provide for annual company contributions equal to 3% of eligible compensation for employees hired between January 1, 2011 and June 1, 2015, in addition to the company match. Employees hired after June 1, 2015 receive only the company match.

Health and Welfare Benefits. All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Post-Termination Severance Benefits. The company maintains a severance program that provides severance benefits to our named executive officers and certain other officers and executive employees. Benefits are payable under the severance program both in connection with a termination of the executive officer’s employment with us and in connection with a separation of employment following a change in control. The Committee believes the severance program is competitive with those of our peer companies and serves our recruitment and retention efforts. The section entitled “Potential Payments Upon Termination or Termination Following a Change in Control” provides additional information regarding the severance program and the estimated potential incremental benefits under the program for the named executive officers.

Officer Stock Ownership Guidelines

In the interest of promoting and increasing equity ownership by our senior executives and to further align our executives’ long-term interests with those of our stockholders, we have adopted the following stock ownership guidelines:

President and Chief Executive Officer	Value of Shares = 5 x Base Salary
Chief Financial Officer	Value of Shares = 2 x Base Salary
Vice President	Value of Shares = 2 x Base Salary

Each executive must acquire within five years of his or her becoming an executive officer subject to the stock ownership guidelines, a minimum number of shares based on the applicable value shown above. Shares held in a brokerage account, an account with our transfer agent or in our 401(k) Plan, common stock units owned as a result of deferred awards paid under our annual incentive program and any vested restricted stock units all count towards the ownership requirement. Shares subject to unvested restricted stock units or unearned performance shares, however, do not count toward the ownership guidelines. An executive must meet and maintain the stock ownership requirement in order to sell any company stock.

As of March 1, 2022, all of our named executive officers met their stock ownership requirements or had less than five years’ tenure as an executive officer and were in compliance with the guidelines. See “Security Ownership of Directors and Executive Officers.”

Our officers’ stock ownership guidelines may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance,” and “Officer Stock Ownership Guidelines.”

Prohibition on Hedging and Pledging

The company’s securities compliance and insider trading policy prohibits directors, officers and employees from engaging in speculative transactions involving company securities, including entering into hedging or monetization transactions or similar arrangements with respect to company securities. The policy also prohibits directors and executive officers from pledging company securities except under limited circumstances and with approval by the Compensation Committee.

A copy of our securities compliance and insider trading policy may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance,” and “Securities Law Compliance and Insider Trading Policy.”

Recovery of Incentive Compensation

The Compensation Committee has adopted a “clawback” policy, which provides that all incentive awards granted to executive officers after December 31, 2009 will provide our Board of Directors the discretion to require that the executive officer reimburse the company if:

•	payment was predicated upon the achievement of specific financial results that were subsequently the subject of a material financial restatement;
•	in the Board’s view, a company employee engaged in fraud or misconduct that caused or partially caused the need for such material financial restatement by the company; and
•	lower payment, settlement, grant or vesting would have occurred based upon the restated financial results.

The amount to be reimbursed is the amount by which any incentive awards previously paid, settled, granted or vested on the basis of previously stated financial results within the two year period preceding the date of disclosure of the material financial restatement, exceeded the lower amounts that would have been paid, settled, granted or vested based on the restated financial results.

A copy of our Incentive Compensation Recovery Policy may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” then “Corporate Governance,” and “Incentive Compensation Recovery Policy.”

Tax Considerations

Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to each “covered employee” which includes our named executive officers. While the Compensation Committee considers the impact of Section 162(m) as well as other tax and accounting consequences when developing and implementing the company’s executive compensation programs, the Committee retains the flexibility to design and administer compensation programs that are in the best interests of the company and its shareholders even if it does not qualify for a tax deduction. Because of the importance of linking pay and performance, grants of performance share awards made for 2021 continued to impose performance conditions.

REPORT OF THE EXECUTIVE COMPENSATION AND PERSONNEL POLICIES COMMITTEE

The Executive Compensation and Personnel Policies Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2021 Annual Report on Form 10-K.

The Committee Members

D. Mark Leland (Chair)
Linda M. Breard William L. Driscoll Lawrence S. Peiros

Mr. Driscoll was appointed a member of the Executive Compensation and Personnel Policies Committee effective January 1, 2022.

EXECUTIVE COMPENSATION TABLES

2021 Compensation

Summary Compensation Table

The table below sets forth information regarding the compensation for each of our 2021 named executive officers. The information contained in the Summary Compensation Table should be viewed together with the “2021 Grants of Plan-Based Awards” table, which includes target levels for annual incentive awards and long-term performance share awards, to obtain the most accurate representation of annual and long-term incentive compensation elements and the total compensation provided to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Eric J. Cremers	2021	866,069	—	2,453,664	1,575,000(6)	715,674	80,445	5,690,852
President and Chief Executive Officer	2020	614,231	—	810,834	863,800	645,624	32,234	2,966,723
	2019	596,022	—	1,794,637	—	644,905	60,376	3,095,940

Jerald R. Richards	2021	452,615	—	761,871	598,000	—	64,715	1,877,201
Vice President and Chief Financial Officer	2020	410,154	—	498,070	412,000	—	31,666	1,351,890
	2019	396,425	—	488,179	—	—	52,196	936,800

Ashlee Townsend Cribb*	2021	168,365	198,000(5)	911,670	159,400(7)	—	98,099(9)	1,535,534
Vice President, Wood Products

Thomas J. Temple**	2021	396,738	—	541,141	150,400(8)	268,800	36,643	1,393,722
Former Vice President, Wood Products and Former Vice President	2020	387,562	—	450,159	350,400	196,663	22,138	1,406,922
	2019	374,198	—	361,036	—	249,350	33,860	1,018,444

Michele L. Tyler	2021	369,638	—	523,874	371,300	—	32,680	1,297,492
Vice President, General Counsel and Corporate Secretary	2020	358,885	—	435,844	360,500	—	62,365	1,217,594

Darin R. Ball	2021	301,046	—	370,988	272,200	324,935	25,988	1,295,157
Vice President, Timberlands	2020	292,277	—	308,644	264,200	254,708	13,890	1,133,719
	2019	283,615		302,480	—	311,591	21,013	918,699

* Ms. Cribb was appointed Vice President, Wood Products, effective July 28, 2021.

** Mr. Temple served as Vice President, Wood Products during 2021 until he was appointed Vice President, effective July 28, 2021, in connection with an executive succession plan. Mr. Temple continued in the Vice President role until he retired on October 31, 2021.

(1)

This column shows the aggregate grant date fair value, computed in accordance with FASB Topic 718, but excluding the effect of any estimated forfeitures, of performance shares (at target) and restricted stock units granted in 2019, 2020 and 2021. In accordance with FASB Topic 718, the grant date fair value reported for all restricted stock units was computed by multiplying the number of shares subject to the restricted stock unit award by the closing price of our stock on the grant date. The grant date fair values reported for performance shares were based upon the probable outcome of the TSR condition, which amounts were determined consistent with the estimate of the aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB Topic 718, excluding the effect of estimated forfeitures. The estimate of the aggregate compensation cost to be recognized over the performance period was determined by using a Monte Carlo simulation model, yielding a value of $69.72 per share for the 2021 grant, $45.04 per share for the 2020 grant, and $37.87 per share for the 2019 grant. The assumptions made in connection with this estimate are discussed in Note 12 to our Financial Statements included in our 2021 Form 10-K.

(2)	This column reflects the cash awards under our annual incentive plan.
(3)

Amounts shown represent the aggregate annual change in the actuarial present value of accumulated pension benefits under all of our defined benefit pension plans. No portion of the amounts shown in this column is attributable to above-market or preferential earnings on deferred compensation.

(4)

2021 amounts shown include 401(k) company match of $12,180 for Mr. Cremers, $20,880 for Mr. Richards, $6,820 for Ms. Cribb, $12,180 for Mr. Temple, $12,180 for Ms. Tyler and $12,180 for Mr. Ball; allocations under the 401(k) Plan Supplemental Benefit portion of our Salaried Supplemental Benefit Plan II of $60,474 for Mr. Cremers, $41,372 for Mr. Richards, $0 for Ms. Cribb, $19,200 for Mr. Temple, $18,486 for Ms. Tyler and $11,560 for Mr. Ball; premiums paid for life insurance in the amount of $7,791 for Mr. Cremers, $2,463 for Mr. Richards, $772 for Ms. Cribb, $5,263 for Mr. Temple, $2,014 for Ms. Tyler and $2,248 for Mr. Ball; and premiums paid for accidental death and disability insurance in the amount of $36 for Ms. Cribb.

(5)	The amount shown for Ms. Cribb represents a replacement bonus paid pursuant to her offer letter.
(6)	Mr. Cremers’ cash annual incentive award for 2021 was adjusted downward due to a fire at our Ola, Arkansas sawmill.
(7)	Ms. Cribb’s cash annual incentive award for 2021 was prorated to reflect her start date of July 28, 2021.
(8)	Mr. Temple’s cash annual incentive award for 2021 was prorated to reflect his retirement on October 31, 2021 and adjusted downward due to a fire at our Ola, Arkansas sawmill.
(9)

The amount shown for Ms. Cribb also includes the following payments and reimbursements made pursuant to our salaried employee relocation program: (i) $68,571 of relocation expenses and (ii) tax gross-up of $21,900 relating to reimbursed amounts included in gross income.

2021 Grants of Plan-Based Awards

The table below provides information regarding 2021 grants of annual and long-term incentive awards for the named executive officers, including the range of estimated possible payouts under our annual incentive plan and estimated future payouts under our performance share program and the grant date fair value of restricted stock units. The following table excludes any dividend equivalents that may become payable with respect to the awards.

								All Other Stock Awards:
	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Eric J. Cremers	2/11/2021				7,006	28,022	56,044		1,953,694
	2/11/2021							9,340	499,970
		218,750	875,000	3,500,000					—
Jerald W. Richards	2/11/2021				2,175	8,701	17,402		606,634
	2/11/2021							2,900	155,237
		74,750	299,000	1,196,000					—
Ashlee Townsend Cribb	7/28/2021				—	—	—	17,610	911,670
		47,813	191,250	765,000					—
Thomas J. Temple	2/11/2021				1,545	6,180	12,360		430,870
	2/11/2021							2,060	110,272
		45,113	180,450	721,800					—
Michele L. Tyler	2/11/2021				1,496	5,983	11,966		417,135
	2/11/2021							1,994	106,739
		46,413	185,650	742,600					—
Darin R. Ball	2/11/2021				1,059	4,237	8,474		295,404
	2/11/2021							1,412	75,584
		34,020	136,080	544,320					—

(1)

Actual amounts paid under our annual incentive plan for performance in 2021 were paid in February 2022 (unless deferred under our Management Deferred Compensation Plan) and are reflected in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” Awards granted under our annual incentive plan range from zero to 2.0 times target, based on company performance for the year multiplied by individual modifiers ranging from zero to 2.0. The amounts shown are for target performance. To show the lowest and highest awards available, the amounts shown for threshold assume .25 times target and those for maximum assume 2.0 times target and the maximum individual modifier. See the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. The annual incentive plan is described in “Compensation Discussion and Analysis” beginning on page 29.

(2)

Amounts shown represent the threshold, target and maximum performance shares for the 2021-2023 performance period. Performance shares are granted at target performance level. The performance share program is described in “Compensation Discussion and Analysis” beginning on page 29.

(3)

This column includes Restricted Stock Units (RSUs) granted in 2021 that, except for Ms. Cribb, vest on December 31 immediately preceding the third anniversary of the grant date, unless the officer’s employment with the company is terminated for any reason other than death, disability or retirement or in connection with a Change in Control. For Ms. Cribb, this column includes 8,805 RSUs that vest on July 28, 2024 and 8,805 RSUs that vest on July 28, 2025, unless her employment is terminated for any reasons other than death, disability or retirement or in connection with a Change in Control. See “Potential Payments upon Termination or Termination Following a Change in Control.”

(4)

The grant date fair value of the restricted stock units has been calculated using the closing price of our common stock on the grant date (February 11, 2021) of $53.53, or for Ms. Cribb on the grant date (July 28, 2021) of $51.77, as described more fully in footnote (1) to the Summary Compensation Table. The grant date fair value of the performance share awards has been calculated based on the probable outcomes of the TSR condition as of the grant date, consistent with FASB topic 718, yielding a value of $69.72 per performance share.

Current Equity Holdings

2021 Outstanding Equity Awards at Fiscal Year-End

The table below sets forth information regarding the outstanding unvested or unearned stock awards held by the named executive officers as of December 31, 2021. The market value of unvested stock awards is based on the closing stock price of company common stock of $60.22 on December 31, 2021, the last trading day of the year.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Eric J. Cremers
Performance Share Grant (2020-2022)			31,414	1,891,751
Performance Share Grant (2021-2023)			30,797	1,854,595
RSU Grant (2020-2022) (5)	5,116	308,086
RSU Grant (2021-2023) (6)	10,137	610,450
Special RSU Grant (2019-2022) (7)	28,268	1,702,299
Jerald W. Richards
Performance Share Grant (2020-2022)			19,298	1,162,126
Performance Share Grant (2021-2023)			9,562	575,824
RSU Grant (2020-2022) (5)	3,215	193,607
RSU Grant (2021-2023) (6)	3,187	191,921
Ashlee Townsend Cribb
Special RSU Grant (2021-2023) (8)	9,529	573,857
Special RSU Grant (2021-2024) (9)	9,529	573,857
Thomas J. Temple
Performance Share Grant (2020-2022)			10,656	641,704
Performance Share Grant (2021-2023)			1,887	113,635
RSU Grant (2020-2022) (5)	1,789	107,734
RSU Grant (2021-2023) (6)	646	38,902
Michele L. Tyler
Performance Share Grant (2020-2022)			16,886	1,016,875
Performance Share Grant (2021-2023)			6,575	395,947
RSU Grant (2021-2022) (5)	2,813	169,399
RSU Grant (2020-2022) (6)	2,191	131,942
Special RSU Grant (2019-2022) (10)	1,167	70,277
Darin R. Ball
Performance Share Grant (2020-2022)			11,958	720,111
Performance Share Grant (2021-2023)			4,656	280,384
RSU Grant (2020-2022) (5)	1,952	117,549
RSU Grant (2020-2022) (6)	1,536	92,498

(1)

Includes number of restricted stock units granted, plus dividend equivalents through December 31, 2021. Also includes restricted stock units that are not subject to forfeiture and will be paid out upon the officers’ separation from the company.

(2)	Value of restricted stock units calculated using the $60.22 per share closing price of our common stock on December 31, 2021.

(3)

This column shows performance shares granted, plus dividend equivalents accrued through December 31, 2021. Dividend equivalents were calculated using the closing price of our common stock on the dividend payment date. The award grants for the 2020-2022 performance period are shown at maximum. The award grants for the 2021-2023 performance period are shown at target. The actual number of shares that could be issued upon settlement of these awards may be more or less than the amounts shown in the table.

(4)	Value of performance shares calculated using the $60.22 per share closing price of our common stock on December 31, 2021.
(5)	100% of the shares listed will vest on December 31, 2022.
(6)	100% of the shares listed will vest on December 31, 2023.
(7)	100% of the shares will vest on September 24, 2022.
(8)	100% of the shares listed will vest on July 28, 2024.
(9)	100% of the shares listed will vest on July 28, 2025.
(10)	100% of the shares listed will vest on August 28, 2022.

2021 Stock Vested

For the year 2021, the table below provides, for each of our named executive officers, the number of stock awards vested and the value realized due to the vesting.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Eric J. Cremers	35,744	1,966,635
Jerald W. Richards	21,971	1,208,844
Ashlee Townsend Cribb	—	—
Thomas J. Temple	15,354	844,777
Michele L. Tyler	1,078	55,172
Darin R. Ball	13,607	748,657

(1)

This column includes the gross number of performance shares earned for the performance period 2019-2021, plus dividends accrued during the performance period. The Compensation Committee approved settlement of the performance shares in February 2022 and actual settlement occurred in the same month, which included withholding for tax purposes and the resulting receipt of fewer shares by each named executive officer than shown in the table. Additionally, this column includes restricted stock units that vested in 2021 plus dividends accrued during the vesting period.

(2)

The value of the performance shares was calculated using the $55.02 per share closing price of company common stock on February 10, 2022 (the date the Compensation Committee approved payment of the awards). The dividend equivalents were calculated using the closing stock price on the dividend payment dates. Restricted stock units are calculated using the market value of the underlying shares on the vesting date, including the market value of any dividend equivalents that have accrued on the underlying shares as of the vesting date. Dividend equivalents for restricted stock units are calculated using the closing price of our common stock on the dividend payment dates.

Post-Employment Compensation

2021 Pension Benefits

The table below shows the actuarial present value of each named executive officer’s accumulated benefit payable on retirement under our tax-qualified Salaried Retirement Plan, or Retirement Plan, and under the Retirement Plan Supplemental Benefit portion of our non-qualified Salaried Supplemental Benefit Plan II, or Supplemental Plan. Effective January 1, 2011, the company closed the Retirement Plan and the Supplemental Plan to employees hired on or after that date.

Name	Plan Name	Number of years credited service (#)	Present value of accumulated benefit ($)(2)	Payments during last fiscal year ($)
Eric J. Cremers	Supplemental Plan	14.46	3,044,894	—
	Retirement Plan	14.46	821,822	—
Jerald W. Richards (1)	Supplemental Plan	—	—	—
	Retirement Plan	—	—	—
Ashlee Townsend Cribb (1)	Supplemental Plan	—	—	—
	Retirement Plan	—	—	—
Thomas J. Temple	Supplemental Plan	12.99	964,736	—
	Retirement Plan	12.99	736,478	7,967
Michel L. Tyler (1)	Supplemental Plan	—	—	—
	Retirement Plan	—	—	—
Darin R. Ball	Supplemental Plan	18.72	459,238	—
	Retirement Plan	18.72	998,190	—

(1)	Mr. Richards, Ms. Cribb and Ms. Tyler joined the company after January 1, 2011 and therefore do not participate in the Retirement Plan.
(2)

The present value of accumulated benefits was computed by Mercer, the company’s pension actuary, utilizing the following assumptions: discount rate of 3.00%; zero percent future salary growth; normal retirement age of 62 or current age; service as of the fiscal year-end; PRI-2012 white collar Annuitant Mortality with generational projection using Mercer’s modified MP2021 scale (MMP2021); and IRS limitations and Social Security covered compensation as of the measurement date.

Summary of Plan Benefits

Salaried and other eligible employees who were participants in the plan before January 1, 2011, including certain of our named executive officers, are eligible to receive retirement benefits under the Retirement Plan. For purposes of calculating the Retirement Plan benefit, earnings generally include base salary and annual cash bonus awards or annual cash incentive awards, whichever is higher. Benefits paid under the Retirement Plan are calculated as follows:

Benefit	Benefit Available If:	Benefit Amount
Normal Retirement	Employment with company terminates after eligible employee attains age 65

Calculate the final average monthly earnings (highest consecutive 60 months of final 120 months earnings divided by 60) multiplied by 1%, multiplied by years of credited service, plus portion of final average monthly earnings that exceeds the Social Security Benefit Base multiplied by ½% multiplied by years of credited service up to 35

Early Retirement	Employment with company terminates after eligible employee turns 55 and has ten or more years of vesting service	Calculate the monthly normal retirement benefit (as described above), then reduce that amount by 1/12 of 5% (5% per year) for each month the retirement age is less than age 62

Required survivor benefits are paid under the Retirement Plan. Benefits generally are paid in the form of joint and survivor 50% annuity or single life annuity if the participant is unmarried. Alternate annuity forms of payment are available subject to the actuarial equivalence factors used for all salaried employees in the Retirement Plan.

The benefits payable under the Retirement Plan and our Salaried 401(k) Plan, or the 401(k) Plan, are supplemented by benefits paid under the Supplemental Plan for certain salaried and other eligible employees including our named executive officers. Benefits paid under the Supplemental Plan are calculated in accordance with the normal retirement benefit formula or early retirement formula described in the table above with respect to the Retirement Plan, taking into account the vested benefit that would have been paid under the Retirement Plan if:

•	the limitations imposed by the Internal Revenue Code on maximum eligible annual earnings ($290,000 in 2021) and maximum annual retirement benefits ($230,000 in 2021) did not apply; and
•	any deferred bonus awards were paid to the eligible employee in the year deferred.

From this sum, the benefit paid under the Retirement Plan is subtracted to determine the benefit paid under the Supplemental Plan.

For example, in 2021, the maximum compensation allowed under the Retirement Plan was $290,000. For an executive earning $300,000 in 2021, the Retirement Plan uses compensation of $290,000 in the benefit formula, while the Supplemental Plan uses the full $300,000, producing a higher total benefit value.

Eligible employees become vested in the Supplemental Plan on the completion of five years of vesting service. Benefits paid under the retirement portion of the Supplemental Plan are paid beginning no later than 90 days after the date the eligible employee turns 55 or terminates employment, whichever is later and, at the eligible employee’s election, in one of the annuity forms available under the Retirement Plan (other than the Social Security adjustment option), except benefits with total actuarial present value of $50,000 or less, which are paid in a lump sum.

2021 Nonqualified Deferred Compensation

The table below shows the fiscal year contributions made by and on behalf of each of the named executive officers under the 401(k) Plan portion of the Supplemental Plan, as well as amounts deferred during the fiscal year under our Management Deferred Compensation Plan. The amounts shown for aggregate earnings, aggregate withdrawals/ distributions and aggregate balance include all such amounts for these plans as well as the Supplemental Plan and certain other predecessor deferred compensation plans in which the named executive officer participates.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (12/31/21) ($)(3)
Eric J. Cremers	—	60,474	11,915	—	694,238
Jerald W. Richards	—	41,372	122,350	—	635,456
Ashlee Townsend Cribb	—	—	—	—	—
Thomas J. Temple	—	16,712	26,192	—	198,869
Michele L. Tyler	—	18,486	1,388	—	23,142
Darin R. Ball	—	11,560	2,551	—	29,896

(1)	Amounts shown in the Registrant Contributions column above are also included in the “All Other Compensation” column in the Summary Compensation Table.
(2)	None of the Aggregate Earnings reported in this table are included in the Summary Compensation Table for the 2021 fiscal year because they do not represent above-market or preferential earnings.

(3)

The following amounts of registrant contributions in 2021, 2020 and 2019 included in the Aggregate Balance column above have been reported as compensation to the named executive officers in the Summary Compensation Tables for 2021, 2020 and 2019, except that (i) the amounts shown for Ms. Tyler have been reported in the Summary Compensation Table only for 2021 and 2020 and (ii) the amount shown for Mr. Ball has been reported in the Summary Compensation Tables only for 2021 and 2019:

Name	2021 ($)	2020 ($)	2019 ($)
Eric J. Cremers	60,474	13,828	42,669
Jerald W. Richards	41,372	9,011	30,220
Ashlee Townsend Cribb	—	—	—
Thomas J. Temple	16,712	4,308	16,527
Michele L. Tyler	18,486	3,103	—
Darin R. Ball	11,560	306	7,695

In addition to the retirement benefits described above, the Supplemental Plan also provides benefits supplemental to the 401(k) Plan to the extent that an eligible employee has made the maximum contributions permitted under the 401(k) Plan and the eligible employee’s allocations of “company contributions” are reduced under the 401(k) Plan due to Internal Revenue Code limits or because the eligible employee has deferred an applicable award under our annual incentive plan. For years after 2004, eligible employees are credited with contributions under the Supplemental Plan equal to the difference between the amount of company contributions and allocable forfeitures actually allocated to the eligible employee under the 401(k) Plan for the year and the amount of company contributions and allocable forfeitures that would have been allocated to the eligible employee under the 401(k) Plan if the eligible employee had made “participating contributions” equal to 6% percent of his or her earnings determined without regard to the Internal Revenue Code limit on maximum eligible compensation ($290,000 in 2021) and without regard to deferral of any award otherwise payable under our annual incentive plan. Amounts credited to the Supplemental Plan on behalf of eligible employees are deemed to be invested in certain investments allowed under the 401(k) Plan as elected by the eligible employee.

Eligible employees become vested in this supplemental benefit upon the earliest of completion of two years of service, attainment of age 65 while an employee, or total and permanent disability. The supplemental benefits are paid in 10 or fewer annual installments or in a lump sum, at the eligible employee’s election, following separation from service. Benefit payments made under the Supplemental Plan to “key employees,” as defined under the Internal Revenue Code, on account of their separation from service will be delayed for a minimum of six months following their separation date. Account balances that are equal to less than the annual 401(k) contribution limit ($19,500 in 2021) on the date the eligible employee separates from service are paid in a lump sum without regard to the employee’s election.

Certain eligible employees, including the named executive officers, who earn awards under our annual incentive plan are permitted to defer receipt of those awards. These employees may defer receipt of a minimum of 50% and a maximum of 100% of the award pursuant to rules established under our Management Deferred Compensation Plan. Eligible employees, including the named executive officers, may also defer up to 50% of their base salary under the Management Deferred Compensation Plan. At the employee’s election, deferrals may be deemed invested in a stock unit account, a directed investment account with certain deemed investments available under the 401(k) Plan or a combination of these investment vehicles. If stock units are elected, dividend equivalents are credited to the units.

Potential Payments Upon Termination or Termination Following a Change in Control

Severance Program for Executive Employees. The Severance Program for Executive Employees, or Severance Program, provides severance benefits to our named executive officers and certain other officers and certain executive employees. Benefits are payable under the Severance Program both in connection with a termination of the executive officer’s employment with us and in connection with a separation of employment following a change in control.

Termination Other Than in Connection with Change in Control, Retirement, Death or Disability. The following table sets forth the severance benefits payable to each of our named executive officers under the Severance Program if the named executive officer’s employment is terminated in the circumstances described below. No benefits are payable if the termination of service is voluntary or for cause, and a separate set of provisions apply when termination is a result of retirement, death or disability. The following table assumes the termination of employment occurred on December 31, 2021.

Name*	Cash Severance Benefit ($)(1)	Pro-Rata Annual Bonus ($)(2)	Value of Equity Acceleration ($)(3)	Benefit Continuation ($)(4)	Other ($)(5)	Total ($)
Eric J. Cremers	875,000	—	—	19,068	20,000	914,068
Jerald W. Richards	460,000	—	—	19,068	20,000	499,068
Ashlee Townsend Cribb	425,000	—	—	4,838	20,000	449,838
Michele L. Tyler	371,300	—	—	1,356	20,000	392,656
Darin R. Ball	326,474	—	—	25,043	20,000	371,517

*Mr. Temple retired on October 31, 2021 and, therefore, is not shown in this table.

(1)The executive officers receive severance benefits pursuant to the Severance Program.

(2)

Under the Annual Incentive Plan, if the executive is not employed by the company on the date of the award payout (February 2022) for reasons other than death, disability or retirement, the annual incentive plan award payout is forfeited.

(3)	Unvested performance shares and restricted stock units will be forfeited outside of a change in control, death, disability or retirement termination.
(4)	The executive officers receive a lump sum cash benefit in consideration of future health needs pursuant to the Severance Program.

(5)	Reflects estimated amount for reimbursement for up to twelve months of expenses incurred for outplacement services.

Under the Severance Program, basic severance benefits generally are payable to each eligible employee when his or her employment terminates in the following circumstances:

•	involuntary termination of the employee’s employment for any reason other than death, disability or misconduct;
•

the subsidiary employing the employee ceases to be a participating company in the Severance Program due to a sale to a third party or a spin-off of the subsidiary, in a transaction that is also a change in ownership or effective control of PotlatchDeltic Corporation or a change in ownership of a substantial portion of PotlatchDeltic Corporation’s assets (but no benefits are payable if the employee continues employment with or is offered the same or better employment terms by the purchaser or spun-off company, and the purchaser or spun-off company maintains a severance plan that is equivalent in all material respects to the Severance Program); or

•	separation from service by the employee within 24 months
▪	of a material reduction in his or her authority or responsibility,
▪	of a material reduction in his or her base salary,
▪	of being required to relocate his or her principal place of business to a place that is 50 miles or more from the prior principal place of business,
▪

of a material reduction in his or her benefits under cash or equity-based incentive plans, qualified and nonqualified employee benefit plans, or any employee welfare plan, as compared to all other similarly situated employees unless the reduction applies to all similarly situated employees, or

▪	of a material breach by the company of any material, written employment or services agreement.

Upon the occurrence of any of the events described above, (which expressly excludes a termination by the employee outside of the reasons noted above) the following basic severance benefits shown in the above table are payable to the named executive officers:

•	Cash Severance Payment – A cash payment equal to three weeks of the executive officer’s base compensation for each full year of service. The minimum cash benefit is twelve months of base salary.
•	Benefits Payment – A cash benefit in consideration of future health care needs (i.e., medical and dental) in an amount equal to the total monthly premium for such coverage times 12.
•	Outplacement Services – Reimbursement for up to 12 months of expenses incurred for outplacement services.

Termination of an employee’s employment (for reasons other than in connection with a change in control or upon death, disability or retirement) will result in the automatic termination of any unvested performance shares and restricted stock units.

No basic severance benefits are payable under the Severance Program in connection with an eligible employee’s termination generally if (1) the employee separates from service on or after his or her normal retirement date, (2) during the two-year period immediately before retirement, the employee is an eligible employee under the Severance Program, and (3) the employee is entitled to benefits under the Retirement Plan, the 401(k) Plan (excluding benefits representing employee contributions) and the Supplemental Plan which, when converted into a straight life annuity, equal at least $44,000 in the aggregate. The Severance Program document also states that no severance benefits will be payable if the eligible employee is receiving long-term or permanent disability benefits under the company’s disability income plan.

Termination Following a Change in Control. The following table sets forth the severance benefits payable to each of our named executive officers under the Severance Program upon a termination of employment in connection with a change in control. Payment of these benefits requires a “double trigger,” or a change in control coupled with an involuntary loss of employment or a voluntary termination of employment for Good Reason (as defined in the Plan document) within one month prior to or two years after the change in control. The following table assumes the termination of employment and a change in control each occurred on December 31, 2021.

Name*	Cash Severance Benefit ($)(1)	Pro-Rata Annual Bonus ($)(2)	Value of Equity Acceleration ($)(3)	Benefit Continuation ($)(4)	Enhancement of Retirement Benefits ($)	Other ($)(5)	Total ($)
Eric J. Cremers	5,250,000	875,000	5,421,306	19,068	—	20,000	11,585,374
Jerald W. Richards	1,897,500	299,000	1,542,415	19,068	—	20,000	3,777,983
Ashlee Townsend Cribb	1,540,600	75,760	—	4,838	—	20,000	1,641,198
Michele L. Tyler	1,392,400	185,650	1,205,725	1,356		20,000	2,805,131
Darin R. Ball	1,096,200	136,080	850,487	25,043	—	20,000	2,127,810

* Mr. Temple retired on October 31, 2021 and, therefore, is not shown in this table.

(1)

Mr. Cremers receives a severance benefit equal to three times the sum of his base salary and target annual cash incentive award. The other executive officers receive severance benefits equal to 2.5 times the sum of their respective base salaries and target annual cash incentive awards.

(2)

All executive officers would be entitled to a payment of the pro-rata portion of their target annual cash incentive awards. As the termination event would occur on December 31, 2021 we have shown the full year target annual cash incentive award, except for Ms. Cribb, whose amount is pro-rated based on her start date of July 28, 2021.

(3)

The Equity Acceleration column is comprised of the realizable value upon acceleration of vesting of unearned performance share awards for the 2020-2022 and 2021-2023 performance periods and acceleration of vesting of restricted stock unit awards. All equity awards have been calculated using the company’s closing stock price on December 31, 2021 of $60.22.

(4)	The executive officers receive a lump sum cash benefit in consideration of future health needs pursuant to the severance program.
(5)	Reflects estimated amount for reimbursement for up to twelve months of expenses incurred for outplacement services.

Under the Severance Program, benefits are payable to each of our named executive officers upon termination following a change in control. Unless the Committee determines otherwise with respect to an award at the time it is granted or unless otherwise defined for purposes of an award in a written employment, services or other agreement between a participant and us, a change in control of the company generally means the occurrence of any of the following events:

•	Consummation of a merger or consolidation involving the company (excluding any transaction where following such transaction,
▪

all or substantially all of the individuals and entities who were the beneficial owners of the then outstanding shares of common stock of the company and the then outstanding voting securities of the company entitled to vote generally in the election of directors immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of such securities of the successor company, or

▪

no person (other than the successor company or any employee benefit plan sponsored or maintained by the company or any of its subsidiaries or the successor company) beneficially owns, directly or indirectly, 30% or more of such securities (excluding ownership resulting from ownership of such securities immediately prior to the transaction), or

▪

at least a majority of the members of the board of directors of the successor company were members of the Board of Directors at the time of the execution of the initial agreement providing for, or of the action of the Board of Directors to approve, such transaction); or

•

Individuals who as of May 9, 2018 constitute the Board of Directors (or whose later nomination or election to the Board of Directors was approved by at least a majority of such incumbent directors, but excluding any director who was initially nominated as a result of an actual or threatened election contest, solicitation of proxies or consents, or other action by, or on behalf of any person other than the Board of Directors) cease for any reason to constitute at least a majority of the Board of Directors subsequent to May 9, 2018; or

•

Any person acquires beneficial ownership of 30% or more of either the outstanding shares of common stock of the company or the outstanding voting securities of the company entitled to vote generally in the election of directors (excluding any acquisition by the company, any employee benefit plan (or related trust) sponsored or maintained by the company, or corporation pursuant to a transaction that would be excluded from the definition of a merger or consolidation noted above); or

•	Consummation of the sale, lease or exchange of all or substantially all of the assets of the company.

Upon a change in control, the performance period for outstanding unvested performance share awards for the 2020-2022 and 2021-2023 performance periods will be deemed concluded on the effective date of the change of control, and target awards of such performance shares plus dividend equivalents will be converted to restricted stock units that vest at the end of the respective performance period.

In addition, other change in control benefits are payable to our named executive officers if, within two years following a change in control, one of the following events occurs:

•	involuntary termination of the employee’s employment for any reason other than death, disability or misconduct;
•	separation from service by the employee within 24 months
▪	of a material reduction in his or her authority or responsibility,
▪	of a material reduction in his or her base salary,
▪	of being required to relocate his or her principal place of business to a place that is 50 miles or more from the prior principal place of business,
▪

of a material reduction in his or her benefits under cash or equity-based incentive plans, as compared to all other similarly situated employees unless the reduction applies to all similarly situated employees, or

▪	of a material breach by the company of any material, written employment or services agreement.

Upon the occurrence of any of the events described above within two years following a change of control, the following change of control severance benefits are payable to our named executive officers:

•

Cash Severance Payment. A cash benefit equal to the employee’s base compensation plus his or her base compensation multiplied by his or her standard bonus percentage, determined as of the date of the change in control or the effective date the employee separates from service, whichever produces the larger amount, multiplied by 3 with respect to our President and Chief Executive Officer, and 2.5 with respect to all other eligible executive officers;

•

Prorated Annual Incentive Award. A cash bonus under our annual incentive plan for the fiscal year of termination, determined based on the executive officer’s target or standard bonus and prorated for the number of months during the fiscal year in which the employee was employed;

•	Benefits Payment. A cash benefit in consideration of future health care needs (i.e., medical and dental) in an amount equal to the total monthly premium for such coverage times 12;
•	Outplacement Services. Reimbursement of up to 12 months of expenses incurred for outplacement services;
•

Enhancement of Retirement Benefits. A lump sum cash benefit equal to the value of the unvested portion, if any, of the employee’s 401(k) account and the unvested portion of the employee’s “401(k) plan supplemental benefit” account under the Supplemental Plan. A lump sum cash benefit equal to the present value of the employee's “normal retirement benefit” and “retirement plan supplemental benefit” determined under the Retirement Plan and the Supplemental Plan, respectively, if the employee is not entitled to a vested benefit under the Retirement Plan at the time he or she separates from service; and
•

Vesting of Restricted Stock Units. All unvested restricted stock units awarded upon conversion of outstanding performance share awards or awarded at least six months prior to the change in control shall become immediately vested upon the employee’s termination.

Benefits Protection Trust Agreement. We have entered into a Benefits Protection Trust Agreement, or Trust, which provides that in the event of a change in control, the Trust will become irrevocable and that within 30 days of the change in control we will deposit with the trustee enough assets to ensure that the total assets held by the Trust are sufficient to cover any anticipated trust expenses and to guarantee payment of the benefits payable to our employees under the Supplemental Plan; the Management Performance Award Plan and Management Performance Award Plan II (predecessor plans to our current annual incentive plan); the Annual Incentive Plan (our current annual incentive plan); the Severance Program; the Management Deferred Compensation Plan; the Deferred Compensation Plan for Directors; the Deferred Compensation Plan for Directors II;  the Severance Program; and certain agreements between us and certain of our former employees. At least annually after the initial funding of the Trust, an actuary will be retained to re-determine the benefit commitments and expected fees. If the Trust assets do not equal or exceed 110% of the re-determined amount, then we are, or our successor is, obligated to deposit additional assets into the Trust.

Potential Payments Upon Termination in Connection with Retirement, Death or Disability. The following table summarizes the value as of December 31, 2021, of annual incentive plan awards, the number and value of performance shares that our named executive officers would be entitled to receive at the end of the applicable performance periods, and the number and value of restricted stock units for which vesting would have been accelerated, assuming the respective officer’s employment terminated on December 31, 2021, in connection with death, disability or retirement.

Name*	Pro-Rata Annual Bonus ($)(1)	Pro-Rated Number of Shares Issued at End of Performance Period (#)(2)	Value of Performance Shares as of December 31, 2021 ($)(3)	Accelerated Number of RSUs (#)(4)	Value of RSUs as of December 31, 2021 ($)(3)	Total ($)
Eric J. Cremers	1,575,000	20,737	1,248,782	27,991	1,685,618	4,509,400
Jerald W. Richards	598,000	9,620	579,316	3,206	193,065	1,370,382
Ashlee Townsend Cribb	159,400	—	—	6,402	385,528	544,928
Michele L. Tyler	371,300	7,820	470,920	3,513	211,553	1,053,773
Darin R. Ball	272,200	5,538	333,498	1,813	109,179	714,877

* Mr. Temple retired on October 31, 2021 and, therefore, is not shown in this table. His retirement did not result in an accelerated vesting of awards. His annual incentive award for 2021 was prorated based on his retirement date and adjusted downward due to a fire at our Ola, Arkansas sawmill.

(1)

All executive officers are entitled to a payment of the pro-rata portion of their annual cash incentive award, based on the company’s actual performance. As the termination event would occur on December 31, 2021, we have shown the full year actual annual cash incentive award, except for Ms. Cribb, whose annual incentive award amount was prorated based on her start date of July 28, 2021. Mr. Cremers’ annual incentive award was adjusted downward due to a fire at our Ola, Arkansas sawmill.

(2)

Performance share awards for the 2020-2022 and 2021-2023 performance periods are paid out on a pro-rata basis, based on “actual” performance. Actual performance may range from 0% to 200%. We have illustrated these awards, on a pro rata basis, assuming target performance, as these awards are mid-cycle. The number of shares represented in this column includes dividend equivalents through December 31, 2021.

(3)	The amounts shown in this column were calculated using the company’s closing stock price on December 31, 2021 of $60.22.
(4)

The number of restricted stock units, or RSUs, shown in this column reflects the accelerated vesting of RSUs pursuant to the terms of the RSU award grant agreements. The number of shares represented in this column includes dividend equivalents through December

31, 2021. RSUs that vested during 2021 pursuant to the regular vesting schedule for such RSU awards are reflected in the “2021 Stock Vested” table above.

Annual Incentive Plan. Under our annual incentive plan, upon the death, disability or retirement of an employee, the employee or his or her beneficiary or estate, is entitled to a pro rata portion of the employee’s target annual cash incentive award.

Long-Term Equity Incentive Plan. If an employee’s employment terminates during the performance period because of retirement, disability or death, the employee, or his or her beneficiary, is entitled to a prorated number of the performance shares subject to the award. The prorated number of performance shares earned is determined at the end of the performance period based on the ratio of the number of completed calendar months the employee is employed during the performance period to the total number of months in the performance period. The prorated number of performance shares, plus dividend equivalents equal to the cash distributions that would have been paid on the shares earned are paid at the end of the applicable performance period. With respect to restricted stock units, if the employee’s employment terminates because of retirement, disability or death, and the vesting of the employee’s restricted stock units is to occur in its entirety as of a single date, the employee, or his or her beneficiary, will be entitled to a pro rata portion of the restricted stock units. If the vesting is to occur ratably, such as 20%, 20% and 60% over a three-year period, the employee, or his or her beneficiary, will receive the already vested restricted stock units as well as the next tranche of restricted stock units scheduled to vest.

PROPOSAL 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We recommend a vote FOR this proposal.

Section 14A of the Exchange Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement.

As described under the heading “Compensation Discussion and Analysis,” commencing on page 29, our key compensation objectives are to recruit, motivate and retain talented and experienced executives, ensure our incentive compensation is aligned with short-term and long-term company performance and align our employees’ interests with those of our stockholders. Our executive compensation programs are designed to provide all of our executives a fair and competitive incentive-based compensation package that is tied to the performance of both the individual and the company. We target our compensation levels to be at, or near, the median compensation paid by other comparable companies in our industry. A significant portion of total compensation for our senior executives is at risk and dependent on the achievement of target levels of performance. In addition, in order to maintain fiscal discipline, incentive compensation includes thresholds and caps. We urge stockholders to read the “Compensation Discussion and Analysis” for a more detailed discussion of our executive compensation programs and how they reflect our philosophy and are linked to company performance.

We are asking our stockholders to approve our named executive officer compensation as described in this proxy statement by voting “FOR” the following advisory resolution at the Annual Meeting:

RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the “Compensation Discussion and Analysis,” the “Summary Compensation Table” and the related compensation tables, notes and narratives in the company’s proxy statement for the 2022 Annual Meeting of Stockholders.

The say-on-pay vote is advisory, and therefore not binding on the company, the Compensation Committee or our Board of Directors. However, our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future executive compensation decisions.

Our Board of Directors has adopted a policy providing for an annual say-on-pay vote until the next required stockholder vote on the frequency of such votes.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Cremers, our President and Chief Executive Officer during 2021 (our “CEO” for purposes of the CEO Pay Ratio).

Mr. Cremers had 2021 annual total compensation of $5,690,852 as reflected in the Summary Compensation Table included in this Proxy Statement. His annual total compensation was approximately 90.4 times that of our median employee.

	Pay Ratio
	President and CEO ($)	Median Employee ($)
Base Salary	866,069	60,188
Stock Awards	2,453,664	—
Non-Equity Incentive Plan Compensation	1,575,000	—
Change in Pension Value and Nonqualified Deferred Compensation Earnings	715,674	—
All Other Compensation	80,445	2,748
TOTAL	5,690,852	62,936

CEO Pay to Median Employee Pay Ratio	90.4	1

We determined the median employee by reviewing the gross income for each company employee maintained in company payroll records for 2021, excluding Mr. Cremers, and identifying the median employee.

PROPOSAL 4 - APPROVAL OF THE POTLATCHDELTIC CORPORATION

AMENDED AND RESTATED 2019 LONG-TERM INCENTIVE PLAN

We recommend a vote FOR this proposal.

We are asking our stockholders to approve the PotlatchDeltic Corporation Amended and Restated 2019 Long-Term Incentive Plan, which we refer to as the Amended 2019 Plan, to increase the number of shares reserved for issuance by 1.4 million shares.

Our Board of Directors believes that the effective use of stock-based long-term incentive compensation is vital to its ability to recruit, hire and retain the persons required to successfully execute the company’s business plans and achieve strong performance in the future by providing a direct link between compensation and long-term value creation. The Board is seeking shareholder approval of the Amended 2019 Plan so that the company can continue to offer appropriate stock-based incentives to its employees.

Our Board of Directors adopted the Amended 2019 Plan on February 11, 2022, as recommended by our Executive Compensation and Personnel Policies Committee, subject to stockholder approval. If our stockholders do not approve the Amended 2019 Plan, the 2019 Long-Term Incentive Plan will remain available for new grants to the extent shares are available. Other than the increase in the number of shares reserved for issuance under the Amended 2019 Plan, the 2019 Plan has not been amended in any material way since stockholders approved the 2019 Plan at our 2019 annual meeting of stockholders.

2019 Plan Share Reserve

As of March 1, 2022, an aggregate of 747,914 shares of our common stock remained available for future grants under our 2019 Plan. As of such date, a total of 69,371,755 shares of our common stock were outstanding. Based on an estimated usage rate, we may not have enough shares available to reliably sustain our equity grant program in the future. In order to continue to have an appropriate supply of shares for long-term equity incentives to successfully recruit, hire and retain the talent we require to successfully execute our business plans, our Board of Directors believes that we will need the additional 1.4 million new shares to be available under the Amended 2019 Plan. Although the additional 1.4 million new shares will increase the potential dilution to our stockholders from our long-term equity incentive compensation programs, our Board believes our equity compensation plans are well-managed and compare favorably with the norms for our industry. We expect that with the additional 1.4 million new shares to be available under the Amended 2019 Plan, we will have sufficient shares for our equity compensation program until the 2025 annual meeting of stockholders. The shares requested may, however, last for a shorter or longer period of time depending on various factors, such as the number of grant recipients, future grant practices, our stock price, and forfeiture rates.

In setting the number of additional number of shares to be authorized for issuance under the Amended 2019 Plan, our Board of Directors and the Committee considered the number of outstanding equity awards and shares available for grant under the Amended 2019 Plan, our historical granting practices and burn rate, and the level of potential dilution that will result from the proposed share increase. Burn rate is a measure of the number of shares subject to equity awards that we grant annually, which helps indicate the life expectancy of our equity plans and is another measure of stockholder dilution.

Under applicable rules of the Nasdaq Stock Market, we are required to obtain stockholder approval of the Amended 2019 Plan. A copy of the Amended 2019 Plan is attached to this proxy statement as Appendix A and is incorporated by reference. The following description of the Amended 2019 Plan is a summary and does not purport to be a complete description. See Appendix A for more detailed information.

The affirmative vote of a majority of the common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote is required to approve the Amended 2019 Plan.

Description of the Amended 2019 Plan

Purpose

The purpose of the Amended 2019 Plan is to attract, retain and motivate our employees, officers and directors by providing them with the opportunity to acquire a proprietary interest in our company and to align their interests and efforts to the long-term interests of our stockholders.

Administration

The Executive Compensation and Personnel Policies Committee (the “Compensation Committee”) of our Board of Directors administers the Amended 2019 Plan with respect to most participants, and the Nominating and Corporate Governance Committee of the Board administers the Amended 2019 Plan with respect to our nonemployee directors. The Board or Compensation Committee may delegate to one or more officers of the company the authority to grant awards under the Amended 2019 Plan to employees who are not officers. The Committee or delegee granting awards under the Amended 2019 Plan is referred to as the “committee.”

Eligibility

Awards may be granted under the Amended 2019 Plan to employees, officers and directors of the company or a related company. As of March 1, 2022, approximately 28 employees, 9 executive officers, and 7 non-employee directors were eligible to receive awards under the Amended 2019 Plan.

Number of Shares

The number of shares of common stock authorized for issuance under the Amended 2019 Plan is 2.6 million shares. In addition, any shares that were available for grant under the 2014 Plan on May 6, 2019, the effective date of the 2019 Plan, and any shares subject to outstanding awards under the 2014 Plan on that date that later cease to be subject to these awards (other than from exercise or settlement of the awards in shares), will automatically become available for issuance under the Amended 2019 Plan, up to an aggregate maximum of 1,002,529 shares. Including the number of shares that may become available for issuance under the Amended 2019 Plan from the 2014 Plan, the total number of shares authorized for issuance under the Amended 2019 Plan will be up to 3,602,529 shares.

Share Usage

The following shares will be available again for issuance under the Amended 2019 Plan:

•	shares subject to awards that lapse, expire, terminate or are canceled prior to issuance of the underlying shares; and

•	shares subject to awards that are subsequently forfeited to us.

Shares withheld by or tendered to us as payment for the purchase price of an award or to satisfy tax withholding obligations related to an award, or shares related to an award that is settled in cash or in another manner where some or all of the shares covered by the award are not issued, will not be available again for issuance under the Amended 2019 Plan.

Awards granted in assumption of or substitution for previously granted awards in acquisition transactions will not reduce the number of shares authorized for issuance under the Amended 2019 Plan.

If any change in our stock occurs by reason of any stock dividend, stock split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares, distribution to stockholders other than a normal cash dividend, the declaration of a dividend payable in cash that has a material effect on the price of issued shares, or other change in our corporate or capital structure, the committee will make proportional adjustments to (a) the maximum number and kind of securities available for issuance under the Amended 2019 Plan, (b) the maximum number and kind of securities subject to applicable minimum vesting requirements described below, and (c) the number and kind of securities that are subject to any outstanding Award and, if applicable, the per share price of such securities.

Types of Awards

The Amended 2019 Plan permits the grant of any or all of the following types of awards.

Stock Awards, Restricted Stock and Stock Units. The committee may grant awards of shares of common stock, or awards designated in units of common stock, under the Amended 2019 Plan. These awards may be made subject to repurchase or forfeiture restrictions at the committee’s discretion. The restrictions may be based on continuous service or the achievement of specified performance criteria, as determined by the committee.

Performance Awards. The committee may grant performance awards in the form of performance shares or performance units. Performance shares are units valued by reference to a designated number of shares of common stock, and performance units are units valued by reference to a designated amount of cash. Either may be payable in stock or cash, or a combination of stock and cash, upon the attainment of performance criteria and other terms and conditions as established by the committee.

Other Stock or Cash-Based Awards. The committee may grant other incentives payable in cash or in shares of common stock, subject to the terms of the Amended 2019 Plan and any other terms and conditions determined by the committee.

Minimum Vesting Requirements. The committee may not grant awards with respect to more than 5% of the shares authorized under the plan (subject to adjustment) that vest based solely on continuous services over less than one year or based on other factors over less than one year.

Maximum Awards: Limits on Awards to Employees and Non-Employee Directors.

No employee may be granted awards other than performance units in the aggregate in any calendar-year period with respect to more than 300,000 shares of company common stock for such awards, except that the company may make additional one-time grants of such awards for up to 300,000 shares to newly hired or newly promoted employees. The maximum dollar value payable with respect to performance units or other awards payable in cash granted to any employee in any calendar-year period is $10,000,000.

The maximum grant date value of shares subject to awards granted to any individual non-employee director during any calendar year, taken together with any cash fees payable to such non-employee director for services rendered during such year, shall not exceed $600,000 in total value. The Board in its discretion may provide any non-employee director with an additional retainer or fee, including for service on a specific purpose committee or for any other special service.

Change in Control

Under the Amended 2019 Plan, unless otherwise provided in the instrument evidencing an award or in a written employment, services or other agreement between the participant and us, in the event of a change in control:

•

If awards (excluding awards subject to vesting based on the achievement of specified performance goals) are not converted, assumed, substituted for or replaced by the successor company, or the change in control is not a reorganization, merger or consolidation, such awards shall become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the change in control and then terminate at the effective time of the change in control.

•	Awards subject to vesting based on the achievement of specified performance goals:

◦

Those that that are earned and outstanding as of the date of the change in control and for which the payout level has been determined will be payable in full in accordance with the payout schedule pursuant to the instrument evidencing the award or a program adopted pursuant to the Amended 2019 Plan.

◦	Those for which the payout level has not been determined shall be payable in accordance with the terms and payout schedule pursuant to the instrument evidencing the award.

◦	Any existing deferrals or other restrictions not waived by the committee will remain in effect.

•	In the event of certain reorganizations, mergers or consolidations, the committee may in its discretion instead provide that a participant’s outstanding awards will be cashed out.

Definition of Change in Control. Unless the committee determines otherwise with respect to an award at the time it is granted or unless otherwise defined for purposes of an award in a written employment, services or other agreement between a participant and us, a change in control of the company generally means the occurrence of any of the following events:

•	Consummation of a merger or consolidation involving the company (excluding any transaction where following such transaction,

◦

all or substantially all of the individuals and entities who were the beneficial owners of the then outstanding shares of common stock of the company and the then outstanding voting securities of the company entitled to vote generally in the election of directors immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of such securities of the successor company,

◦

no person (other than the successor company or any employee benefit plan sponsored or maintained by the company or any of its subsidiaries or the successor company) beneficially owns, directly or indirectly, 30% or more of such securities (excluding ownership resulting from ownership of such securities immediately prior to the transaction), or

◦

at least a majority of the members of the board of directors of the successor company were members of the Board of Directors at the time of the execution of the initial agreement providing for, or of the action of the Board of Directors to approve, such transaction); or

•

Individuals who as of May 9, 2018 constitute the Board of Directors (or whose later nomination or election to the Board of Directors was approved by at least a majority of such incumbent directors, except for those who were initially nominated as a result of an actual or threatened election contest, solicitation of proxies or consents, or other action by, or on behalf of any person other than the Board of Directors) cease for any reason to constitute at least a majority of the Board of Directors subsequent to May 9, 2018; or

•

Any person acquires of beneficial ownership of 30% or more of either the outstanding shares of common stock of the company or the outstanding voting securities of the company entitled to vote generally in the election of directors (excluding any acquisition by the company, any employee benefit plan (or related trust) sponsored or maintained by the company, or corporation pursuant to a transaction that would be excluded from the definition of a merger or consolidation noted above); or

•	Consummation of the sale, lease or exchange of all or substantially all of the assets of the company.

Amendment and Termination

Our Board of Directors or the Compensation Committee may amend the Amended 2019 Plan, except that if any applicable statute, rule or regulation requires stockholder approval for an amendment to the Amended 2019 Plan, then to the extent so required, stockholder approval will be obtained. The Board or the Compensation Committee may also suspend or terminate all or any portion of the Amended 2019 Plan at any time, but any suspension or termination may not, without a participant’s consent, materially adversely affect any rights under any outstanding award. Unless sooner terminated by the Board or the Compensation Committee, the Amended 2019 Plan will terminate on May 6, 2029, ten years after the date of stockholder approval of the 2019 Plan.

U.S. Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the Amended 2019 Plan generally applicable to us and to participants in the Amended 2019 Plan who are subject to U.S. federal taxes. The summary is based on the applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Unrestricted Stock Awards. Upon receipt of an unrestricted stock award, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid by the participant with respect to the shares.

Restricted Stock Awards. Upon receipt of a restricted stock award, a participant generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, a participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt. This election is made under Section 83(b) of the Code. In general, a Section 83(b) election is made by filing a written notice with the Internal Revenue Service within 30 days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.

The tax treatment of a subsequent disposition of restricted stock will depend upon whether a participant has made a timely and proper Section 83(b) election. If a participant makes a timely and proper Section 83(b) election, when the participant sells the restricted shares, the participant generally will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant receives from the sale and the tax basis of the shares sold. If no Section 83(b) election is made, any disposition after the restriction lapses generally will result in short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, the participant paid for the shares plus the amount of taxable ordinary income recognized either at the time the restrictions lapsed or at the time of the Section 83(b) election, if an election was made. If a participant has to forfeit the shares to us (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction for the amount of compensation income recognized as a result of making the Section 83(b) election, and the participant generally will have a capital loss equal to the amount, if any, paid for the shares.

Restricted Stock Units. A participant generally will not recognize income at the time a stock unit is granted. When any part of a stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the then fair market value of any shares, cash or property the participant receives.

Performance Shares and Performance Units. A participant generally will not recognize income upon the grant of performance shares or performance units. Upon the distribution of cash, shares or other property to the participant pursuant to the terms of the performance shares or units, the participant generally will recognize compensation taxable as ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid by the participant with respect to the performance shares or units.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to certain limitations imposed under Code Section 409A. We intend that awards granted under the Amended 2019 Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the Amended 2019 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy applicable withholding taxes or other obligations. We are not required to issue any shares of common stock or otherwise settle an award under the Amended 2019 Plan until all tax withholding obligations are satisfied.

Plan Benefits

All awards to employees, officers and directors under the Amended 2019 Plan are made at the discretion of the committee. Therefore, the benefits and amounts that will be received or allocated under the Amended 2019 Plan are not determinable at this time. However, please refer to the description of grants made to our named executive officers in the last fiscal year described in the “2021 Grants of Plan-Based Awards” table. Grants made to our non-employee directors in the last fiscal year are described in “Director Compensation.” A total of 40,030 RSUs and 65,049 performance shares were awarded to current executive officers as a group in 2021 (consisting of 10 individuals). A total of 13,450 RSUs and 23,079 performance shares were awarded to employees other than executive officers during 2021. The closing price of our common stock, as reported on the Nasdaq Stock Market on March 1, 2022, was $53.96 per share.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2021 with respect to our equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	941,839	—	875,339
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	941,839	—	875,339

(1)

The number of performance shares issued, as a percentage of the amount subject to the performance share award, could range from 0% to 200%. The number of performance shares to be issued is 561,284, which is based on estimated performance. Also included are 198,749 RSUs and 181,806 deferred compensation stock equivalent units.

(2)	Performance shares and RSUs do not have exercise prices and are therefore not included in the weighted average exercise price calculation.

GENERAL INFORMATION

Stockholder Proposals for 2023

We anticipate that the next Annual Meeting of Stockholders will be held in May of 2023. In order to be considered for inclusion in our 2023 proxy statement, stockholder proposals must comply with SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials and must be submitted in writing to: Office of the Corporate Secretary, PotlatchDeltic Corporation, 601 West First Ave., Suite 1600, Spokane, WA 99201. Proposals must be received on or prior to November 29, 2022.

Our Bylaws require that any stockholders who intend to present an item of business, including nominees for candidates for election as directors, at the 2023 Annual Meeting of Stockholders (other than a stockholder proposal submitted for inclusion in our 2023 proxy statement) must provide notice of such business to the Office of the Corporate Secretary at the address above not earlier than January 2, 2023 and not later than the close of business on February 1, 2023. Proposals should include the information set forth in our Bylaws. A copy of our Bylaws may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investor Resources,” and then “Corporate Governance.”

In addition to satisfying the foregoing requirements under our bylaws with respect to advance notice of any nomination, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees for the 2023 Annual Meeting of Stockholders in accordance with SEC Rule 14a-19 (the universal proxy rules) must provide notice to the Office of the Corporate Secretary at the address above no later than March 3, 2023. Any such notice of intent to solicit proxies must comply with all the requirements of Rule 14a-19.

Householding Information

We deliver only one annual report and one proxy statement to multiple shareholders at the same address unless we have received contrary instructions from one or more of the shareholders. We will, upon written or oral request, promptly deliver a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy of the annual report or proxy statement was delivered. Registered shareholders who wish to receive a separate annual report or proxy statement in the future, or registered shareholders sharing an address who wish to receive a single copy of the annual report or proxy statement in the future, should contact our Transfer Agent at Computershare, P.O. Box 505000, Louisville, Kentucky, 40253 or by calling 866-593-2351. Beneficial shareholders who have the same address and wish to receive a separate copy of the annual report or proxy statement in the future should contact their broker, bank, or other holder of record.

Other Information

We will make available to a stockholder, free of charge, any of the following documents at the stockholder’s request:

Filings with the Securities and Exchange Commission

•	Annual Reports on Form 10-K
•	Quarterly Reports on Form 10-Q
•	Current Reports on Form 8-K
•	Registration Statements
•	Beneficial Ownership Reports for Directors and Executive Officers

Charter Documents

•	Amended and Restated Bylaws
•	Third Restated Certificate of Incorporation

Committee Charters

•	Audit Committee Charter
•	Executive Compensation and Personnel Policies Committee Charter
•	Nominating and Corporate Governance Committee Charter

Governance Documents

•	Corporate Conduct and Ethics Code
•	Corporate Governance Guidelines
•	Director Nomination Policy
•	Audit Committee Pre-Approval Policy
•	Officer Stock Ownership Guidelines
•	Related Person Transactions Policy
•	Audit Committee Hiring Policy
•	Audit Committee Independence and Financial Expert Policy
•	Securities Law Compliance and Insider Trading Policy
•	Director Independence Policy
•	Director Stock Ownership Guidelines
•	Incentive Compensation Recovery Policy

These documents may be viewed by going to our website at www.potlatchdeltic.com, and selecting “Investors,” and then “Corporate Governance.” You may also submit a request for printed copies by email to investorinfo@potlatchdeltic.com or by mail to the following address:

PotlatchDeltic Corporation

Attn: Corporate Secretary

601 West First Ave., Suite 1600

Spokane, WA 99201

The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated herein or into any of our other filings with the SEC.

Forward-Looking Statements

Certain statements in this proxy statement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this proxy statement. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,”  “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our Annual Report on Form 10-K and in the company’s other filings with the SEC. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements, except as required by law.

INSTRUCTIONS FOR THE VIRTUAL ANNUAL MEETING

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 11, 2022, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. We have worked to offer the same participation opportunities as would be provided at an in-person meeting. You will be able to listen, vote, submit questions and examine our list of our stockholders of record via live webcast from your home or from any remote location that has Internet connectivity.

To be admitted to the Annual Meeting, log onto the virtual meeting platform at www.virtualshareholdermeeting.com/PCH2022, beginning at 8:45 a.m. Pacific Daylight Time on May 2, 2022, and enter your 16-digit Control Number. The Control Number may be found on your proxy card, voting instruction form or notice. Persons without a Control Number may attend the Annual Meeting as guests, but they will not have the option to vote shares, ask questions or examine our list of stockholders of record. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in this proxy statement.

During the Annual Meeting, you may vote by completing a ballot online or ask questions by following the instructions available on www.virtualshareholdermeeting.com/PCH2022. Questions may be submitted through the virtual meeting platform during the Annual Meeting or during the fifteen (15) minutes before commencement of the Annual Meeting. In addition, you may submit questions in advance of the meeting date at www.proxyvote.com after logging in with your Control Number. To allow us to answer questions from as many stockholders as possible, each stockholder will be limited to one question. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. Types of appropriate questions include questions of general concern to all stockholders, e.g., information about the meeting, the proposals to be voted on, corporate governance and executive compensation. Questions involving personal matters are not pertinent to meeting matters and therefore will not be addressed. If there are any appropriate questions which were not otherwise answered during the meeting, the questions and answers will be posted online and answered on our Investor Relations page of our website at www.potlatchdeltic.com. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

The Annual Meeting’s Rules of Conduct will be posted on the virtual meeting platform. A replay of the webcast will be available on the Investor Relations page of our website at www.potlatchdeltic.com until May 2, 2023.

The Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting and that they can hear streaming audio prior to the start of the meeting.

If you have any technical difficulties or questions regarding the Annual Meeting website, please call the support team at the numbers listed on the log-on screen. If there are any technical issues in convening or hosting the meeting, we will promptly post information to the Investor Relations page of our website at www.potlatchdeltic.com, including information on when the meeting will be reconvened.

APPENDIX A

POTLATCHDELTIC CORPORATION

AMENDED AND RESTATED 2019 LONG-TERM INCENTIVE PLAN

SECTION 1.  PURPOSE

The purpose of the PotlatchDeltic Corporation Amended and Restated 2019 Long-Term Incentive Plan is to attract, retain and motivate employees, officers and directors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders.

SECTION 2.  DEFINITIONS

As used in the Plan, the following definitions apply to the terms indicated below:

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Business Combination” has the meaning set forth in the definition of Change in Control.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means  dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s Vice President, Human Resources or other person performing that function or, in the case of directors and executive officers, the Committee, whose determination shall be conclusive and binding.

“Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company, means the occurrence of any of the following events:

(i)The consummation of a merger or consolidation involving the Company (a “Business Combination”), in each case, unless, following such Business Combination,

(A)all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) and the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such transaction owns the Company either directly or through one or more subsidiaries),

(B)no individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) (excluding any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or such other corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock or common equity of the corporation or other entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation or other entity except to the extent that such ownership is based on the beneficial ownership, directly or indirectly, of Outstanding Common Stock or Outstanding Voting Securities immediately prior to the Business Combination, or

(C)at least a majority of the members of the board of directors or similar governing body of the corporation or other entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement providing for, or of the action of the Board to approve, such Business Combination; or

(ii)Individuals who, as of May 9, 2018 constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director of the Company subsequent to May 9, 2018 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors of the Company then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors of the Company, an actual or threatened solicitation of proxies or consents or any other actual or threatened action by, or on behalf of any Person other than the Board; or

(iii)The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either

(A)	the then Outstanding Common Stock, or
(B)	the combined voting power of the Outstanding Voting Securities,

provided, however, that the following acquisitions shall not be deemed to be covered by this paragraph (iii):

(1)	any acquisition of Outstanding Common Stock or Outstanding Voting Securities by the Company;
(2)	any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company; and
(3)

any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of paragraph (i) of this definition; or

(iv)The consummation of the sale, lease or exchange of all or substantially all of the assets of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.2.

“Common Stock” means the common stock, par value $1.00 per share, of the Company.

“Company” means PotlatchDeltic Corporation, a Delaware corporation.

“Compensation Committee” means the Executive Compensation and Personnel Policies Committee of the Board.

“Disability,” unless otherwise defined by the Committee for purposes of the Plan in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, in each case as determined by the Company’s Vice President, Human Resources or other person performing that function or, in the case of directors and executive officers, the Committee, whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 16.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Grant Date” means the later of (i) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (ii) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incumbent Board” has the meaning set forth in the definition of Change in Control.

“Nonemployee Director” means a director who is not an employee of the Company.

“Outstanding Common Stock” has the meaning set forth in the definition of Change in Control.

“Outstanding Voting Securities” has the meaning set forth in the definition of Change in Control.

“Parent Company” means a company or other entity which as a result of a Business Combination owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 8.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 8.1.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 8.2.

“Person” has the meaning set forth in the definition of Change in Control.

“Plan” means the PotlatchDeltic Corporation Amended and Restated 2019 Long-Term Incentive Plan, as amended from time to time.

“Prior Plan” has the meaning set forth in Section 4.1(b).

“Related Company” means any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, limited liability companies, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least 50% of the combined equity thereof.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 7, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Restricted Stock Unit” means a Stock Unit subject to restrictions prescribed by the Committee.

“Retirement” means, unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, termination of employment after attaining age 65, or after attaining age 55 and completing ten years of credited service (as determined by the methodology set forth in such agreement or by the Committee in its sole discretion) with the Company and all Related Companies.

“Section 409A” means Section 409A of the Code, including regulations and guidance promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Award” means an Award of shares of Common Stock granted under Section 7, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 7 (including, without limitation, a Restricted Stock Unit).

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Business Combination.

“Termination of Service,” unless the Committee determines otherwise with respect to an Award, means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement.  Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s Vice President, Human Resources or other person performing that function or, with respect to directors and executive officers, by the Committee, whose determination shall be conclusive and binding.  Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award.  Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.  A Participant’s change in status from an employee of the Company or a Related Company to a nonemployee director, of the Company or a Related Company or a change in status from a nonemployee director of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

SECTION 3.  ADMINISTRATION

3.1	Administration of the Plan

(a)The Plan shall be administered by (i) the Board or (ii) the Compensation Committee; provided, however, that with respect to Nonemployee Directors, the Plan shall be administered by the Nominating and Corporate Governance Committee of the Board unless otherwise determined by the Board.

(b)The members of the Compensation Committee shall meet the independence requirements of the applicable stock exchange upon which the Common Stock is listed.  If any member of the Compensation Committee (or the Nominating and Corporate Governance Committee if applicable), does not qualify as a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act, then Awards under the Plan for the executive officers of the Company and Nonemployee Directors shall be administered by a subcommittee consisting of each Compensation Committee member (or Nominating and Corporate Governance Committee members if applicable) who qualifies as a “non-employee director.”  If fewer than two Compensation Committee members (or Nominating and Corporate Governance Committee members if applicable) qualify as “non-employee directors,” then the Board shall appoint one or more other Board members to such subcommittee who do qualify as “non-employee directors,” so that the subcommittee will at all times consist of two or more members all of whom qualify as “non-employee directors” for purposes of Rule 16b-3 promulgated under the Exchange Act.

3.2	Delegation

Notwithstanding the foregoing, the Board may also delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to committees other than the Compensation Committee or the Nominating and Corporate Governance Committee consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to grants of Awards to Participants who are subject to Section 16 of the Exchange Act.  Members of any such committee shall serve for such term as the Board may determine, subject to removal by the Board at any time.  To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act.

All references in the Plan to the “Committee” shall be, as applicable, to the Board, the Compensation Committee, the Nominating and Corporate Governance Committee of the Board or any other committee or any officer to whom authority has been delegated to administer the Plan.

3.3	Administration and Interpretation by Committee

(a)Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules, regulations and subplans as it shall deem appropriate for the proper administration and operation of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s reduction in hours of employment or service shall be determined by the Company’s Vice President, Human Resources or other person performing that function or, with respect to directors or executive officers, by the Committee, whose determination shall be final.

(c)Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person.  A majority of the members of the Committee may determine its actions.

SECTION 4.  SHARES SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 12.1, the aggregate maximum number of shares of Common Stock available for issuance under the Plan shall be:

(a)~~1,200,000~~2,600,000 shares; plus

(b)(i) any shares set aside and reserved for issuance, but not issued or subject to outstanding awards, under the Company’s 2014 Long-Term Incentive Plan (the “Prior Plan”) on the Effective Date and (ii) any shares subject to outstanding awards under the Prior Plan on the Effective Date that cease to be subject to such awards following the Effective Date (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested or nonforfeitable shares), which shares shall cease to be set aside or reserved for issuance pursuant to the Prior Plan, and shall instead be set aside and reserved for issuance pursuant to the Plan, effective on the respective dates on which such shares may be added to the Plan by reason of this paragraph (b), up to an aggregate maximum of 1,002,529 shares.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2	Share Usage

(a)If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to the Company, the shares subject to such Awards and the forfeited shares shall again be available for issuance under the Plan.  Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall not be available for Awards under the Plan.

(b)The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c)Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Substitute Awards under the Plan.  Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan.  In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination.  In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

4.3	Limitations

(a)Limitations on Vesting.  Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding for this purpose, any Substitute Awards and shares delivered in lieu of fully vested cash Awards); provided, that the Committee may grant equity-based Awards with respect to up to 5% of the number of shares authorized for issuance under Section 4.1 as of the Effective Date without regard to the minimum vesting period set forth in this Section 4.2 (the “Carve-Out Exception”). To the extent Section 4.1 is amended to increase the number of Shares authorized for issuance under the Plan, then 5% of the shares subject to such increase shall be added to, and increase, the number of shares subject to the Carve-Out Exception.  The foregoing restriction shall not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of an Award in case of a Participant’s death, Disability or Retirement. The treatment of Awards in connection with a Change of Control shall be governed solely in accordance with the terms set forth in Section 12.3. In addition, if and to the extent the Committee accelerates vesting or exercisability of an Award or otherwise acts to waive or lapse any restriction on an Award, other than in connection with a Participant’s death, Disability or a Change in Control, the shares covered by such Committee action shall similarly count towards the foregoing 5% limitation.

(b)Limits on Awards to Participants.  No employee may be granted Awards other than Performance Units in the aggregate in any calendar-year period with respect to more than 300,000 shares of Common Stock for such Awards, except that the Company may make additional one-time grants of such Awards for up to 300,000 shares to newly hired or newly promoted employees, which numbers shall be calculated and adjusted pursuant to Section 12.1.  The maximum dollar value payable with respect to Performance Units or other Awards payable in cash granted to any employee in any calendar-year period is $10,000,000.

Notwithstanding anything contained herein to the contrary, no Participant may receive Common Stock pursuant to or in connection with the payment of any Award to the extent it would result in a violation of the stock ownership limitations set forth in the Company’s Restated Certificate of Incorporation or would impair the Company’s status as a “real estate investment trust” within the meaning of Sections 856 through 860 of the Code.

  (c)Limits on Awards to Nonemployee Directors.  Notwithstanding any other provision of this Plan to the contrary, the aggregate value of cash compensation and the grant date fair value of shares of Common Stock (computed as of the date of grant in accordance with applicable financial accounting rules) that may be awarded or granted during any calendar-year period to any Nonemployee Director in respect of the director’s service as a member of the Board shall not exceed $600,000 (excluding awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainer fees).  The Board may at any time provide any Nonemployee Director with a retainer or other fee in addition to the amount stated above, including for service on a specific purpose committee or for any other special service, in each case determined in the discretion of the Board.

SECTION 5.  ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects.

SECTION 6.  AWARDS

6.1	Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan.  Such Awards may be granted either alone or in addition to or in tandem with any other type of Award.  Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2	Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award.  If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents.  Deferral of any Award or payment thereunder shall satisfy the requirements for exemption from Section 409A or satisfy the requirements of Section 409A as determined by the Committee prior to such deferral.

6.4	Dividends and Distributions

Participants may, if the Committee so determines, be credited with dividends or dividend equivalents paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion.  The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate.  The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.  Notwithstanding the foregoing, any dividends or dividend equivalents credited to an Award shall accrue and be paid only to the extent the Award becomes vested or payable.  Also, notwithstanding the foregoing, the crediting of dividends or dividend equivalents must comply with or qualify for an exemption under Section 409A.

SECTION 7.  STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

7.1	Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

7.2	Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions on Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 11, (a) the shares covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock.

7.3	Waiver of Restrictions

The Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 8.  PERFORMANCE AWARDS

8.1	Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award.  Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.  Notwithstanding the foregoing, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

8.2	Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award.  Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.  Notwithstanding the foregoing, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 9.  OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 10.  WITHHOLDING

10.1	Payment of Tax Withholding and Other Obligations

The Company may require the Participant to pay to the Company or a Related Company, as applicable, the amount of (a) any taxes that the Company or a Related Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”).  Notwithstanding any other provision of the Plan to the contrary, the Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

10.2	Payment Methods

The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by:  (a) paying cash to the Company or a Related Company, (b) having the Company or a Related Company, as applicable, withhold an amount from any cash amounts otherwise due or to become due from the Company or a Related Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations, (e) selling shares of Common Stock issued under an Award on the open market or to the Company, or (f) taking such other action as may be necessary in the opinion of the Committee to satisfy any applicable tax withholding obligations or other obligations.  The value of the shares so withheld or surrendered may not exceed the employer’s minimum required tax withholding rate, or such other applicable rate as is necessary to avoid adverse treatment for financial accounting purposes, as determined by the Committee its sole discretion.

SECTION 11.  ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent, at the discretion of the

Committee, the instrument evidencing the Award permits the Participant to designate one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death.  Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award without consideration, subject to such terms and conditions as the Committee shall specify.

SECTION 12.  ADJUSTMENTS

12.1	Adjustment of Shares

(a)In the event that, at any time or from time to time, a stock dividend, stock split, spin off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (i) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (ii) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, or the declaration of a dividend payable in cash that has a material effect on the price of issued shares, then the Committee shall make proportional adjustments in (A) the maximum number and kind of securities available for issuance under the Plan; (B) the maximum number and kind of securities set forth in Section 4.3; and (C) the number and kind of securities that are subject to any outstanding Award and, if applicable, the per share price of such securities.

(b)Adjustments, if any, and any determinations or interpretations made by the Committee as to whether any adjustment shall be made, including any determination of whether a distribution is other than a normal cash dividend or is a cash dividend that will have a material effect on the price of issued shares, and the terms of any of the foregoing adjustments shall be conclusive and binding.

(c)Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.  Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Change in Control shall not be governed by this Section 12.1 but shall be governed by Sections 12.2 and 12.3, respectively.

12.2	Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company.  To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

12.3	Change in Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change in Control:

(a)If the Change in Control is a Business Combination in which Awards could be converted, assumed, substituted for or replaced by the Successor Company, then, if and to the extent that the Successor Company converts, assumes, substitutes or replaces an Award, other than Performance Shares, Performance Units and other outstanding Awards that are subject to vesting based on the achievement of specified performance goals, the vesting restrictions or forfeiture provisions applicable to such Award shall not be accelerated or lapse, and all such vesting restrictions or forfeiture provisions shall continue with respect to any shares of the Successor Company or other consideration that may be received with respect to such Award.  If and to the extent that Awards, other than Performance Shares, Performance Units and other outstanding Awards that are subject to vesting based on the achievement of specified performance goals, are not converted, assumed, substituted for or replaced by the Successor Company, such Awards shall become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change in Control and such Awards shall terminate at the effective time of the Change in Control.

If the Change in Control is not a Business Combination in which Awards could be converted, assumed, substituted for or replaced by the Successor Company, all outstanding Awards, other than Performance Shares, Performance Units and other outstanding Awards that are subject to vesting based on the achievement of specified performance goals, shall become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change in Control and such Awards shall terminate at the effective time of the Change in Control.

For the purposes of this Section 12.3(a), an Award shall be considered converted, assumed, substituted for or replaced by the Successor Company if following the Business Combination the right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Business Combination, the consideration (whether stock, cash or other securities or property) received in the Business Combination by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Business Combination is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in Fair Market Value to the per share consideration received by holders of Common Stock in the Business Combination.  The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(b)All Performance Shares or Performance Units or other outstanding Awards that are subject to vesting based on the achievement of specified performance goals and that are earned and outstanding as of the date the Change in Control is determined to have occurred and for which the payout level has been determined shall be payable in full in accordance with the payout schedule pursuant to the instrument evidencing the Award or a program adopted pursuant to the Plan.  Any remaining outstanding Performance Shares or Performance Units or other outstanding Awards that are subject to vesting based on the achievement of specified performance goals (including any applicable performance period) for which the payout level has not been determined shall be payable in accordance with the terms and payout schedule pursuant to the instrument evidencing the Award.  Any existing deferrals or other restrictions not waived by the Committee in its sole discretion shall remain in effect.

(c)Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide in the event of a Change in Control that is a Business Combination that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Business Combination and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Business Combination, or, in the event the Business Combination is one of the transactions listed under subsection (C) in the definition of Business Combination or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

(d)For the avoidance of doubt, nothing in this Section 12.3 requires all outstanding Awards to be treated similarly.

12.4	Further Adjustment of Awards

Subject to Sections 12.2 and 12.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards.  Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants.  The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

12.5	No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12.6	No Fractional Shares

No fractional shares of Common Stock shall be issued under the Plan, and the Committee shall determine the manner in which fractional share value shall be treated.

12.7	Section 409A

Notwithstanding any other provision of the Plan to the contrary, (a) any adjustments made pursuant to this Section 12 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 12 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

SECTION 13.  RECOVERY OF COMPENSATION

Notwithstanding any other provision of the Plan to the contrary and to the maximum extent allowed by law, Awards granted under the Plan shall be subject to (a) the PotlatchDeltic Corporation Incentive Compensation Recovery Policy, as it may be amended from time to time, and (b) any other compensation recovery policies as may be adopted from time to time by the Company to comply with applicable law and/or stock exchange requirements, or otherwise, to the extent determined by the Committee in its discretion to be applicable to a Participant.

SECTION 14.  AMENDMENT AND TERMINATION

14.1	Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires stockholder approval may be made only by the Board.  Subject to Section 14.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

14.2	Term of the Plan

Unless sooner terminated as provided herein, the Plan shall automatically terminate on May 6, 2029~~ten years from the Effective Date~~.  After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their terms and conditions and the Plan’s terms and conditions.

14.3	Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan.  Notwithstanding the foregoing, any adjustments made pursuant to Section 12 shall not be subject to these restrictions.

SECTION 15.  GENERAL

15.1	No Individual Rights

(a)No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

(b)Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

15.2	Issuance of Shares

(a)Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(b)The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

(c)The inability of the Company or impracticability for the Company, as determined by the Committee in its sole discretion, to obtain or maintain approval from any regulatory body having jurisdiction or to comply with applicable requirements, which approval and compliance are deemed by the Company’s counsel to be necessary to the lawful issuance, delivery, and sale of any shares of Common Stock, shall relieve the Company of any liability in respect of the failure to issue, deliver, or sell such shares as to which the requisite approval has not been obtained or as to which any necessary requirements are not met.

(d)As a condition to the receipt of Common Stock pursuant to an Award under the Plan, the Company may require (i) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (ii) such other action or agreement by the Participant as may from time to time be necessary to comply with federal, state and foreign securities laws.  At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration.  The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

(e)To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

15.3	Indemnification

(a)Each person who is or shall have been a member of the Board, the Compensation Committee or a committee of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf.

(b)The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

15.4	No Rights as a Stockholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award or Restricted Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

15.5	Compliance with Laws and Regulations

(a)The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4) or otherwise.  To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A.  Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions.  Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, (i) with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i) of the Code, and (ii) each payment made under this Plan and any Award granted under the Plan shall be treated as a separate payment and the right to a series of installment payments under this Plan or any such Award shall be treated as a right to a series of separate payments.  In addition, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i) of the Code, shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death.  Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

(b)Also notwithstanding any other provision of the Plan to the contrary, the Board or the Committee shall have broad authority to amend the Plan or any outstanding Award without the consent of the Participant to the extent the Board or the Committee deems necessary or advisable to comply with, or take into account, changes in applicable tax laws, securities laws, accounting rules or other applicable laws, rules or regulations.

15.6	Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

15.7	No Trust or Fund

The Plan is intended to constitute an “unfunded” plan.  Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

15.8	Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

15.9	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

15.10	Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law.  Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Washington.

15.11	Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required, whether located in the United States or a foreign jurisdiction.

SECTION 16.  EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is approved by the stockholders of the Company.

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SCAN TO   VIEW MATERIALS & VOTE   POTLATCHDELTIC CORPORATION   ATTN: CORPORATE SECRETARY   601 WEST FIRST AVE., STE 1600   SPOKANE, WA 99201   VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above    Before The Meeting Date   Go to www.proxyvote.com or scan the QR Barcode above. Vote by 11:59 P.M. EDT on May 1, 2022 for shares held directly and by 11:59 P.M. EDT on April 27, 2022 for shares held in a 401(k) Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. You may also request electronic delivery of information on this website.    During the Meeting or Within Fifteen Minutes Prior to the Meeting   Go to www.virtualshareholdermeeting.com/PCH2022. Have your proxy card in hand when you access the website and follow the instructions.   ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS   If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet before the meeting date at www.proxyvote.com and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.   VOTE BY PHONE - 1-800-690-6903   Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on May 1, 2022 for shares held directly and by 11:59 P.M. EDT on April 27, 2022 for shares held in a 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions.   VOTE BY MAIL   Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.   D66445-P66086   POTLATCHDELTIC CORPORATION   The Board of Directors recommends you vote FOR the election of three Directors to serve until the 2025 Annual Meeting of Stockholders:   1. Election of Directors   Against   Abstain   For    Nominees:   !   !   !    1a. Anne L. Alonzo   !   !   !    1b. Michael J. Covey   !   !   !    1c. R. Hunter Pierson, Jr.   For   Against   Abstain   The Board of Directors recommends you vote FOR proposals 2, 3 and 4.   !   !   !   2. Ratification of the appointment of KPMG LLP as our independent auditors for 2022.   !   !   !   3. Advisory vote to approve executive compensation.   !   !   !   4. Approve the Amended and Restated 2019 Long-Term Incentive Plan to increase the number of shares available for issuance thereunder.   NOTE: In their discretion, the proxies are authorized to vote on such other matters that may properly come before the 2022 Annual Meeting of Stockholders or any adjournment or postponement thereof.   Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com.   D66446-P66086   POTLATCHDELTIC CORPORATION   Annual Meeting of Stockholders   May 2, 2022 9:00 A.M. PDT   This proxy is solicited by the Board of Directors   The undersigned stockholder(s) hereby appoint(s) Eric J. Cremers, Jerald W. Richards and Michele L. Tyler, or any of them, as  proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote all of the shares  of Common Stock of POTLATCHDELTIC CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of  Stockholders to be held online at 9:00 A.M. PDT on May 2, 2022, at www.virtualshareholdermeeting.com/PCH2022, as designated  on the reverse side of this ballot and in their discretion upon all other matters that may properly come before such meeting or  any adjournment or postponement thereof.   This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this  proxy will be voted in accordance with the Board of Directors' recommendations.   Continued and to be signed on reverse side

signed on reverse side